Exhibit 99.1

[Execution Version]

INDEMNITY REINSURANCE AGREEMENT

BY AND BETWEEN

WASHINGTON NATIONAL INSURANCE COMPANY

AND

BEECHWOOD RE LTD

TABLE OF CONTENTS
Page

Article I Definitions	1

Article II Reinsurance of the Insurance Policies	6
Section 2.1    Scope of Reinsurance    6
Section 2.2    Amount of Reinsurance    6
Section 2.3    Payments to Reinsurer    6
Section 2.4    Suspense Amounts    6
Section 2.5    Ceding Commission    7
Section 2.6    No Privity    7
Section 2.7    Unclaimed Property    7

Article III Policy Administration and Related Matters	7
Section 3.1    Administration    7
Section 3.2    Reimbursement    8
Section 3.3    Reporting and Payments    9
Section 3.4    Records    9
Section 3.5    Errors and Omissions    9
Section 3.6    DAC Tax Election    9
Section 3.7    Excise Tax Reimbursement    9

Article IV Credit for Reinsurance and Related Matters	10
Section 4.1    Reserves    10
Section 4.2    Trust Agreement    10
Section 4.3    Supplemental Trust Agreement    11
Section 4.4    Use of Funds by Ceding Company    13
Section 4.5    Quarterly Reports    14
Section 4.6    Reinsurer Change of Control    15

Article V Regulatory Matters and Requirements; Closing	15
Section 5.1    Filings    15
Section 5.2    Cooperation    15
Section 5.3    Insolvency    15
Section 5.4    Closing Conditions    15

Article VI Representations and Warranties of Ceding Company	16
Section 6.1    Organization and Standing of Ceding Company    16
Section 6.2    Authorization    16
Section 6.3    No Conflict or Violation    17

Article VII Representations and Warranties of Reinsurer	17
Section 7.1    Organization and Standing of Reinsurer    17
Section 7.2    Authorization    17
Section 7.3    No Conflict or Violation    17
Section 7.4    U.S. Federal Income Taxes    17

Article VIII Indemnification	18
Section 8.1    Indemnification by Ceding Company    18
Section 8.2    Indemnification by Reinsurer    18
Section 8.3    Notice of Potential Liability    18
Section 8.4    Opportunity to Defend    18
Section 8.5    Exclusive Remedy    18

Article IX Term; Termination	19
Section 9.1    Term    19
Section 9.2    Termination    19
Section 9.3    Effect of Termination    20

Article X Miscellaneous Provisions	20
Section 10.1    Arbitration    20
Section 10.2    Assignment and Delegation    21
Section 10.3    Confidentiality    21
Section 10.4    Construction    22
Section 10.5    Counterparts    22
Section 10.6    Entire Agreement    22
Section 10.7    Governing Law    22
Section 10.8    Interpretations    22
Section 10.9    Notices    22
Section 10.10    Offset    24
Section 10.11    Other Instruments    24
Section 10.12    Severability    24
Section 10.13    Subrogation    24
Section 10.14    Waiver of Breach    24
ii

Schedules

Schedule 2.1 - The Insurance Policies
Schedule 2.3(a) - Transferred Assets
Schedule 2.3(a)(i) - Statutory Reserves as of the Effective Date
Schedule 2.3(a)(ii) - Cash Flow Adjustments
Schedule 3.3 - Reports
Schedule 3.6 - DAC Tax Election
Schedule 9.3 - Negative Ceding Commission Refund Schedule

Exhibits

Exhibit A - Terms of Administrative Services
Exhibit B - Form of Reinsurance Trust Agreement
Exhibit C - Investment Guidelines for Trust Agreements
Exhibit D - Form of Supplemental Trust Agreement
Exhibit E - Form of Transition Services Agreement

iii

INDEMNITY REINSURANCE AGREEMENT

THIS INDEMNITY REINSURANCE AGREEMENT (this “Reinsurance Agreement”) is effective as of the Effective Time by and between Washington National Insurance Company (“Ceding Company”) and Beechwood Re Ltd (“Reinsurer”). Ceding Company and Reinsurer are sometimes hereinafter referred to individually as a “Party” and together as the “Parties.”
RECITALS
A.Reinsurer is a stock life reinsurance company licensed and domiciled in the Cayman Islands.

B.Ceding Company is a stock life insurance company licensed and domiciled in the State of Indiana.

C.Bankers Conseco Life Insurance Company, a stock life insurance company domiciled in the State of New York and an Affiliate (defined below) of Ceding Company (“BCLIC”), has entered into the BCLIC Reinsurance Agreement (defined below) pursuant to which BCLIC has agreed to cede to Reinsurer, on a coinsurance basis, one hundred percent (100%) of BCLIC’s liability arising under the New York Insurance Policies (as defined in the BCLIC Reinsurance Agreement).

D.Ceding Company, pursuant to this Reinsurance Agreement, desires to cede to Reinsurer, on a coinsurance basis, one hundred percent (100%) of Ceding Company’s liability arising under the Insurance Policies (defined below), and Reinsurer is willing to accept such liability from Ceding Company.

E.The Parties desire to set forth their rights and obligations in relation to this transfer of liability by Ceding Company to Reinsurer.

AGREEMENT
NOW, THEREFORE, in consideration of the mutual benefits to be received by the Parties and the mutual covenants and agreements contained herein, the Parties agree as follows:
Article I
Definitions

As used in this Reinsurance Agreement, the following terms shall have the meanings set forth herein:
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, a Person shall be deemed to control another Person if it owns or controls more than ten percent (10%) of the voting equity of the other Person (or other comparable ownership if the Person is not a corporation).
“Applicable Law” means any applicable federal, state or local law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation, judgment, order, administrative interpretation or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.
“BCLIC” shall have the meaning ascribed to it in the Recitals.
“BCLIC Reinsurance Agreement” means that certain Indemnity Reinsurance Agreement, dated as of [•], 2014, by and between BCLIC and Beechwood Re Ltd.
“BCLIC Supplemental Trust Account” shall have the meaning ascribed to it in Section 4.3(f).
“Business Day” means any day on which banks are not required or authorized to close in the City of New York.
“Ceding Company” shall have the meaning ascribed to it in the Preamble.
“Ceded Percentage” means one hundred percent (100%).
“Closing” shall have the meaning ascribed to it in Section 5.4.
“Closing Date” shall mean either (i) the date that is at least two Business Days after the satisfaction or waiver (subject to Applicable Law) of the conditions set forth in Section 5.4, or (ii) such date as the Parties otherwise mutually agree.
“Effective Time” shall mean either (i) October 1, 2013 or (ii) such date as the Parties otherwise mutually agree.
“ERC” means Employers Reinsurance Corporation, a Kansas domiciled insurance company.
“ERC Reinsurance Agreement” means that certain Quota Share Long Term Care Reinsurance Agreement by and between ERC and Pioneer Life Insurance Company of Illinois, dated January 1, 1988, as amended.
“Extra Contractual Liabilities” means all liabilities or obligations, other than those arising under the express terms of the Insurance Policies, for (i) fines, penalties, forfeitures, compensatory, consequential, exemplary, punitive, statutory or similar extra contractual damages that relate to or arise in connection with any alleged or actual act, error or omission in connection with the Insurance Policies or the Insurance Liabilities, whether or not intentional, negligent, in bad faith or otherwise, including, without limitation, any such alleged or actual act, error or omission relating to or arising out of (a) the marketing, underwriting, sales, production, issuance, cancellation or administration of the Insurance Policies, (b) the investigation, defense, trial, settlement or handling of any claims, benefits or payments under the Insurance Policies, (c) the failure to pay or the delay in payment, or error in calculating or adminis-tering the payment, of benefits, claims or any other amounts due or alleged to be due under or in connection with the Insurance Policies; or (d) any advice concerning tax matters; or (ii) for taxes owed by Ceding Company on account of Ceding Company’s transfer of the Insurance Liabilities. However, Extra Contractual Liabilities shall not include liabilities or obligations incurred due to the fraud of a member of the Board of Directors or a corporate officer of Ceding Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party.
“Fair market value” or “market value” means the price for which an asset would be sold in a transaction on the open market between an unrelated buyer and seller, with neither under any obligation to do so.
“Florida Order” means that certain Order by the State of Florida Office of Insurance Regulation dated July 1, 2004 (Case No. 75886-04-CO), as amended in January 2006 (Case No. 84621-06) and as interpreted by the Florida Office of Insurance Regulation.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” means any national, state, municipal or local government, any instrumentality, subdivision, court, arbitrator or arbitrator panel, regulatory or administrative agency or commission, or other authority thereof, or any regulatory or quasi-regulatory organization or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.
“Insurance Liabilities” means all liabilities and obligations arising out of or relating to the Insurance Policies, including, without limitation: (i) liabilities and obligations for incurred claims or losses, incurred but not reported claims, benefits or other payments arising under or relating to the Insurance Policies, whether (A) included or not included within the statutory reserves or (B) incurred before, on or after the Effective Time and any attorneys’ fees related to such claims or other payments; (ii) loss adjustment expenses and expense reimbursement amounts arising out of the Insurance Policies; (iii) liabilities and obligations arising out of any changes to the terms and conditions of the Insurance Policies mandated by Applicable Law (including, without limitation, by a court of competent jurisdiction), whether incurred before, on or after the Effective Time; (iv) premium taxes due in respect of premiums paid on or after the Effective Time with respect to the Insurance Policies; (v) assessments and similar charges based on policies in force on or after the Effective Time with respect to the Insurance Policies in connection with the involuntary or voluntary participation by Ceding Company in any guaranty association or risk pool established or governed by any state or other jurisdiction; (vi) commissions due with respect to the Insurance Policies to the extent that such commissions are based on premiums paid on or after the Effective Time; (vii) liabilities and obligations for amounts payable on or after the Effective Time for returns or refunds of premiums with respect to the Insurance Policies; (viii) liabilities and obligations directly or indirectly arising out of or relating to any actual or alleged action or inaction of Reinsurer or any of its Affiliates, subcontractors or delegees in respect of the Insurance Policies on or after the Effective Time; (ix) unclaimed property liabilities and obligations arising under or relating to the Insurance Policies and payable on or after the Effective Time; (x) Extra Contractual Liabilities arising on or after the Effective Time; (xi) Extra Contractual Liabilities arising, as a result of the action or inaction of SHIP or its subcontractors or delegees, whether before, on or after the Effective Time; (xii) attorneys’ fees in respect of litigation relating to the Insurance Policies threatened on the Effective Time; and (xiii) any and all out-of-pocket costs reasonably incurred or accrued directly or indirectly to third parties by Ceding Company on or after the Effective Time allocable to the Insurance Policies. For the avoidance of doubt, the Insurance Liabilities shall not include liabilities and obligations, including but not limited to costs, attorneys’ fees, settlements or judgments, in respect of litigation, arbitration, mediation or any similar proceeding relating to the Insurance Policies that is ongoing as of the Effective Time.
“Insurance Policies” shall have the meaning ascribed to it Section 2.1.
“Investment Guidelines” means the investment guidelines set forth in Exhibit C.
“IRS” means the United States Department of the Treasury Internal Revenue Service.
“MedAmerica Management Agreement” means that certain Management Agreement between Ceding Company and Group Management Services, Inc., effective October 1, 1994, as assigned to MedAmerica Insurance Company pursuant to that certain Assignment Agreement, effective April 1, 2003.
“MedAmerica Reinsurance Agreement” means that certain Long Term Care Proportional Reinsurance Contract between Ceding Company and American Long Term Care Reinsurance Group, effective October 1, 1994, as assigned and novated to MedAmerica Insurance Company pursuant to that certain Assignment Agreement, effective April 1, 2003.
“Negative Ceding Commission” shall have the meaning ascribed to it Section 2.4.
“Party” or “Parties” shall have the meaning ascribed to it in the Preamble.
“Person” means any individual, corporation, partnership, limited partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Authority or any other entity.
“Qualifying Trust Assets” shall have the meaning ascribed to it in Section 4.2(c).
“Quarterly Reports” shall have the meaning ascribed to it in Section 4.5.
“Reinsurance Agreement” shall have the meaning ascribed to it in the Preamble.
“Reinsurance Trust Account” shall have the meaning ascribed to it in Section 4.2(a).
“Reinsurance Trust Agreement” means the Trust Agreement necessary for Ceding Company to receive full credit for the reinsurance provided hereunder and in the form set forth in Exhibit B.

“SHIP” means Senior Health Insurance Company of Pennsylvania.
“SHIP ASA” means that certain Administrative Services Agreement by and between Ceding Company and SHIP, dated as of November 12, 2008, as amended.
“Supplemental Trust Account” shall have the meaning ascribed to it in Section 4.3(a).
“Supplemental Trust Agreement” means the Supplemental Trust Agreement in the form set forth in Exhibit D.
“Supplemental Trust Alternative Amount” means:

At the Effective Time:	$20,618,378
End of Year 1 (~ day 365):	$17,843,394
Year 2 (~ day 730):	$15,068,410
Year 3:	$13,680,918
Year 4:	$8,130,951
Year 5:	$0

“Third Party Accountant” means a nationally recognized independent accounting firm which is mutually acceptable to Ceding Company and Reinsurer, or, if Ceding Company and Reinsurer are unable to agree on such an accounting firm, an independent accounting firm selected by mutual agreement of Ceding Company’s and Reinsurer’s independent auditors.
“Transition Services Agreement” means the transition services agreement by and between Ceding Company and Reinsurer in the form attached hereto as Exhibit E.
“Trust Amount” means pursuant to Section 4.1, the book value of the statutory reserves necessary for Ceding Company to take full statutory credit for the reinsurance ceded pursuant to this Reinsurance Agreement.
“UFL” means Universal Fidelity Insurance Company.
“UFL Administrative Services Agreement” means that certain Administrative Services Agreement by and between UFL and Ceding Company, dated January 1, 2004.
“UFL Reinsurance Agreement” means that certain Coinsurance Agreement by and between UFL and Ceding Company (as successor via merger to Pioneer Life Insurance Company), dated December 31, 1998.

Article II
Reinsurance of the Insurance Policies

Section 2.1    Scope of Reinsurance. This Reinsurance Agreement applies to all of the insurance contracts, plans and policies, including assumed reinsurance, that constitute Ceding Company’s closed block of long-term care business that were in effect as of or prior to the Effective Time and set forth on Schedule 2.1 (the “Insurance Policies”).

Section 2.2    Amount of Reinsurance.
(a)Ceding Company hereby cedes to Reinsurer, on a coinsurance basis, and Reinsurer hereby accepts and agrees to reinsure, as of the Effective Time and net of inuring reinsurance, the Ceded Percentage of the Insurance Liabilities. Reinsurer shall remain liable as Reinsurer on all liability reinsured under this Reinsurance Agreement until the earlier of (i) such time as Ceding Company no longer has liability under the Insurance Policies or (ii) the date this Reinsurance Agreement is terminated. Except as set forth in Section 3.2, the liability of Reinsurer under this Reinsurance Agreement shall follow and be identical to the liability of Ceding Company in respect of the Insurance Liabilities. Notwithstanding anything herein to the contrary, Reinsurer’s liability for Extra Contractual Liabilities, whether known or unknown, directly or indirectly arising out of or relating to any actual or alleged action or inaction of SHIP or its subcontractors or delegees prior to the Effective Time shall be limited to Fifty Thousand Dollars ($50,000) per occurrence and subject to an aggregate limit of Two Million Dollars ($2,000,000) for the term of this Reinsurance Agreement.

(b)Subject to Section 3.1 and Exhibit A, “Terms of Administrative Services”, Reinsurer shall be bound by all payments and settlements entered into by Ceding Company and Reinsurer shall pay the Ceded Percentage of all contractual benefits and other liabilities that Ceding Company owes in connection with the Insurance Liabilities, whether the amount of such benefits and other liabilities is fixed by settlement, judgment, arbitration or otherwise.

Section 2.3    Payments to Reinsurer. In consideration of the reinsurance provided hereunder, Ceding Company shall pay to Reinsurer (by depositing into the Reinsurance Trust Account to be established pursuant to Section 4.2), the following:

(a)On the Closing Date, cash or mutually agreed-upon admitted invested assets (as set forth on Schedule 2.3(a)) having a fair market value equal to the sum of (i) the Ceded Percentage of the statutory reserves that Ceding Company was required to maintain on the Insurance Policies as of the Effective Time (giving credit for inuring reinsurance) (as shown on Schedule 2.3(a)(i)) and (ii) the adjustments reflecting cash flows occurring after the Effective Time and prior to the Closing Date (as shown on Schedule 2.3(a)(ii)); and

(b)On and after the Closing Date, the Ceded Percentage of gross premium (as adjusted for inuring reinsurance) collected in connection with the Insurance Policies subsequent to the Closing Date.

Section 2.4    Suspense Amounts. Suspense and other amount not yet applied or received will be included in the adjustments pursuant to Section 2.3(a)(ii) with a true-up effected at or shortly after the end of the term of the applicable services under the Transition Services Agreement.

Section 2.5    Ceding Commission. In consideration of the reinsurance ceded hereunder, on the Closing Date, Ceding Company shall pay into the Supplemental Trust Account a negative ceding commission equal to Forty-Two Million Two Hundred Thousand Dollars ($42,200,000) (the “Negative Ceding Commission”).

Section 2.6    No Privity. The Parties agree that no rights or legal duties shall arise, by virtue of the reinsurance provided under this Reinsurance Agreement, between Reinsurer and any policyholder insured by Ceding Company. Reinsurer’s liability is to Ceding Company as provided under the terms of this Reinsurance Agreement.

Section 2.7    Unclaimed Property. Notwithstanding anything herein to the contrary, any known unclaimed property liability with respect to the Insurance Policies that is identified prior to the end of the term of the Transition Services Agreement in accordance with Ceding Company’s general administrative procedures will remain with Ceding Company and Ceding Company shall be responsible for continued administration thereof in accordance with Applicable Law. Thereafter, the administration of any unclaimed property liability identified with respect to any of the Insurance Policies will be the responsibility of Reinsurer or its delegee.

Article III
Policy Administration and Related Matters

Section 3.1    Administration.

(a)In consideration for the payments by Ceding Company to Reinsurer pursuant to Section 2.3 and Section 2.4, the Parties agree that, on and after the Closing Date, Reinsurer shall be responsible for (including all costs and expenses) and shall subcontract or delegate the administration of the Insurance Policies to SHIP (or a licensed Affiliate thereof). Subject to the prior written consent of Ceding Company, such consent not to be unreasonably delayed or withheld, Reinsurer may at any time replace SHIP with another licensed and qualified third party administrator with prior experience administering long-term care insurance business. The Insurance Policies shall be administered in conformance with Applicable Law and industry standards and pursuant to the terms and conditions of the Insurance Policies, this Reinsurance Agreement, the Florida Order and the terms set forth in Exhibit A. Any third party accepting and agreeing to any such delegation or subcontracting by Reinsurer shall expressly acknowledge and agree to perform its obligations in accordance with the terms and subject to the conditions set forth in this Reinsurance Agreement in general and in accordance with this Section 3.1 and Exhibit A specifically. Reinsurer shall monitor any such delegee(s) or subcontractor(s) in the performance of the administrative services hereunder for strict compliance with the terms and conditions set forth in this Reinsurance Agreement and Exhibit A. Reinsurer shall annually certify to Ceding Company whether or not the performance of such delegee(s) or subcontractor(s) is in strict compliance with the terms and conditions of this Reinsurance Agreement and Exhibit A, and if not, shall provide with such certification a report detailing all such noncompliance (including number of occurrences, dates, times and magnitude) and the corrective action steps taken for each occurrence. For the avoidance of doubt, any such delegation or subcontracting shall not relieve Reinsurer of its responsibility or liability for the provision of such services pursuant to this Reinsurance Agreement and Exhibit A.

(b)Notwithstanding the foregoing, the Parties acknowledge that, pursuant to the UFL Administrative Services Agreement, a small number of the Insurance Policies (those reinsured by Ceding Company pursuant to the UFL Reinsurance Agreement) are currently administered and will continue to be administered for a period of time after the Closing Date by UFL. Pursuant to Section 3.1(a), on and after the Closing Date, Reinsurer shall be responsible for all costs and expenses of Ceding Company for such administration under the UFL Administrative Services Agreement. The Parties agree to reasonably cooperate to transition such administration to Reinsurer and/or its subcontractor/delegee following the Closing Date.

(c)The Parties agree to use commercially reasonable efforts to assign and novate, effective as of the Closing Date, Ceding Company’s obligations pursuant to the MedAmerica Management Agreement, including the payment of any fees thereunder, to Reinsurer. In connection therewith, the Parties will use commercially reasonable efforts to execute all documents to effectuate such assignment and novation. For the avoidance of doubt, for periods on or after the Closing Date, the Parties agree that Reinsurer shall pay all fees to MedAmerica Insurance Company relating to administration of the applicable policies under the Management Agreement.

(d)Ceding Company hereby subrogates Reinsurer to a proportional amount of Ceding Company’s indemnification rights under Article XIII (Indemnification) of the SHIP ASA (pursuant to Section 14.3 thereof, such rights survive the termination of the SHIP ASA); provided, however, the amount of Reinsurer’s subgrogation provided for in this Section 3.1(c) shall be limited to the amount that Reinsurer actually pays for any Extra Contractual Liabilities arising out of or relating to any actual or alleged action or inaction of SHIP or its subcontractors or delegees prior to the Effective Time.

Section 3.2    Reimbursement.

(a)Reinsurer shall pay directly or reimburse Ceding Company for the Ceded Percentage of the Insurance Liabilities.

(b)All monies, checks, drafts, money orders, postal notes and other instruments that may be received after the Closing Date by Ceding Company for the Ceded Percentage of premiums, fees or other payments on or in respect of the Insurance Policies shall be held in trust by Ceding Company for the benefit of Reinsurer and shall be promptly remitted to Reinsurer, but in no event later than fifteen (15) Business Days after receipt by Ceding Company. Reinsurer shall be authorized to endorse for payment to Reinsurer any such checks, drafts, money orders and other instruments pertaining to the Insurance Policies that are payable to, or to the order of, Ceding Company and received by Reinsurer under this Reinsurance Agreement. As between the Parties, Reinsurer shall be deemed the owner of all such payments.

(c)If Ceding Company receives premium or state income tax credit in connection with guaranty association or other assessments related to the Insurance Policies, then Ceding Company shall pay the amount of any tax savings it realizes to Reinsurer.

Section 3.3    Reporting and Payments. Within nine (9) calendar days after the end of each calendar quarter, Reinsurer shall provide Ceding Company with accounting and settlement reports reflecting premiums, losses, reserves and expenses for the Insurance Policies in form and substance mutually agreed upon by the Parties. Such reports shall, at a minimum, contain all information needed by Ceding Company to prepare in a timely manner all financial reports under statutory and GAAP accounting methods. Such reports shall include, but not be limited to, the reports set forth in Schedule 3.3. If a report shows a balance due to a Party, the other Party shall remit the amount of such balance to such owed Party within fifteen (15) Business Days after receipt of the report. All payments shall be made in cash (United States legal tender) or its equivalent. Any amount due and unpaid under this Reinsurance Agreement shall accrue interest at a rate equal to the ten (10) year U. S. Treasury note plus one hundred (100) basis points.

Section 3.4    Records.

(a)Either Party and its employees and authorized representatives may audit, examine and copy (at such Party’s own expense), during regular business hours, at the home office of the other Party, any and all books, records, statements, correspondence, reports and other documents that relate to the Insurance Policies or this Reinsurance Agreement, upon giving at least five (5) Business Days’ prior notice to the other Party. The other Party shall (i) provide a reasonable work space for such audit, examination or copying, (ii) cooperate fully and faithfully and (iii) disclose the existence of and produce any and all materials reasonably requested to be produced.

(b)No Party shall have the right to conduct an audit or examination pursuant to this Section 3.4 more than twice during any consecutive twelve (12) month period except for reasonable cause or as otherwise required to attend to litigation threatened or instituted against a Party or to comply with Applicable Law or a Governmental Entity’s investigation or inquiry (including financial or market conduct examinations).

Section 3.5    Errors and Omissions. If any delay, omission, error or failure to pay amounts due or to perform any other act required by this Reinsurance Agreement is unintentional and caused by misunderstanding or oversight, the Parties shall adjust the situation to what it would have been had the misunderstanding or oversight not occurred, and the reinsurance provided hereunder shall not be invalidated. The Party first discovering such misunderstanding or oversight shall promptly notify the other Party in writing, and the Parties shall act to correct such misunderstanding or oversight promptly following receipt of such notice.

Section 3.6    DAC Tax Election. If the Insurance Policies reinsured hereunder include for U.S. federal income tax purposes Specified Insurance Contracts pursuant to Section 848 of the Internal Revenue Code or the IRS regulations promulgated thereunder, the Parties shall make the election provided in IRS Regulation Section 1.848-2(g)(8). The specifics on this election are set forth in Schedule 3.6.

Section 3.7    Excise Tax Reimbursement. Reinsurer shall reimburse Ceding Company in full for any federal excise tax paid by Ceding Company under Section 4371 of the Internal Revenue Code of 1986, as amended, in connection with this Reinsurance Agreement.

Article IV
Credit for Reinsurance and Related Matters

Section 4.1    Reserves.

(a)Ceding Company and Reinsurer shall establish and maintain proper reserves (including for unearned premium, claims, incurred but not reported claims, asset adequacy and other reserves) for the Insurance Policies in accordance with statutory accounting principles promulgated by the National Association of Insurance Commissioners and the requirements of the laws of their domiciliary jurisdictions. Reinsurer shall take such steps as may be required for Ceding Company to receive full credit on Ceding Company’s statutory financial statements for the reinsurance ceded under this Reinsurance Agreement. Towards that end, as of the Closing Date and at all times during the term of this Reinsurance Agreement, Reinsurer shall provide collateral and enter into the Reinsurance Trust Agreement as required by Section 4.2.

(b)Reinsurer shall comply with the Florida Order as it relates to the Insurance Policies, including any applicable distribution restrictions and reserve requirements or assumptions.

Section 4.2    Trust Agreement.

(a)Ceding Company and Reinsurer shall enter into a Reinsurance Trust Agreement substantially in the form attached hereto as Exhibit B, to be effective concurrently with this Reinsurance Agreement. The Reinsurance Trust Agreement shall contain those provisions necessary to effect the terms and conditions of this Reinsurance Agreement and shall comply with the requirements of the State of Indiana, including Rule 56 (Credit for Reinsurance) of Title 760 of the Indiana Administrative Code. Reinsurer shall establish in accordance with such Reinsurance Trust Agreement a trust account (the “Reinsurance Trust Account”) with an independent financial institution reasonably acceptable to Ceding Company for the sole use and benefit of Ceding Company, for so long as there are Insurance Policies reinsured under this Reinsurance Agreement.

(b)On or before the Closing Date, Reinsurer shall deposit assets into the Reinsurance Trust Account consisting of Qualifying Trust Assets in compliance with the Investment Guidelines with an aggregate fair market value equal to one hundred two percent (102%) of the Trust Amount as of the Effective Time.

(c)The assets in the trust shall be valued according to their current fair market value. Reinsurer will direct the trustee to invest or reinvest the trust assets in accordance with the Investment Guidelines set forth in Exhibit C or as otherwise agreed upon by Ceding Company and Reinsurer. Only the following trust assets (the “Qualifying Trust Assets”) shall be counted for purposes of calculating Ceding Company’s reserve credit: cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments permitted by the Indiana Insurance Code, provided that such investments (i) are issued by an institution that is not the parent, subsidiary or affiliate of either of the Parties and (ii) are otherwise acceptable to the Indiana Department of Insurance.

(d)Prior to depositing assets with the trustee, Reinsurer shall execute assignments, endorsements in blank or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that Ceding Company (or the trustee at the direction of Ceding Company) may whenever necessary negotiate the trust assets without the consent or signature of Reinsurer or any other entity.

(e)Ceding Company shall have the right to withdraw assets from the Reinsurance Trust Account at any time, without notice to Reinsurer, subject only to a written request for withdrawal from Ceding Company to the trustee. Assets withdrawn by Ceding Company may be used only in accordance with Section 4.4.

(f)If, at the end of any calendar quarter, (i) the aggregate fair market value of the Qualifying Trust Assets exceeds one hundred two percent (102%) of the Trust Amount as of such calendar quarter end, and (ii) the aggregate fair market value of the assets in the Supplemental Trust Account established pursuant to Section 4.3 exceeds the greater of five percent (5%) of the Trust Amount or the Supplemental Trust Alternative Amount as of the same calendar quarter end , then Ceding Company shall, within fifteen (15) calendar days of Reinsurer’s request, consent in writing to Reinsurer’s withdrawal of any excess assets from the Reinsurance Trust Account.

(g)If, at the end of any calendar quarter, the aggregate fair market value of the Qualifying Trust Assets is less than one hundred two percent (102%) of the Trust Amount as of such calendar quarter end, then, within fifteen (15) calendar days of its delivery of the Quarterly Reports set forth in Section 4.5, Reinsurer shall cause to be deposited into the Reinsurance Trust Account such additional Qualifying Trust Assets as are necessary to ensure that the aggregate fair market value of the Qualifying Trust Assets maintained in the Reinsurance Trust Account is no less than one hundred two percent (102%) of the Trust Amount.

(h)Appointment by the trustee or Reinsurer of any asset manager or subcustodian to manage or invest the assets of the Reinsurance Trust Account shall not be permitted without first receiving the prior written consent of Ceding Company, such consent not to be unreasonably withheld.

(i)The Reinsurance Trust Account established under this Section 4.2 is intended to secure payment of amounts owed by Reinsurer to Ceding Company under this Reinsurance Agreement. Reinsurer hereby grants to Ceding Company, as security for payment and performance of Reinsurer’s obligations under this Agreement, a first priority security interest in Reinsurer’s beneficial interest in the Reinsurance Trust Account established and funded pursuant to this Section. Assets properly withdrawn from the trust by Reinsurer will not be subject to the security interest.

Section 4.3    Supplemental Trust Agreement.

(a)Ceding Company and Reinsurer shall enter into a Supplemental Trust Agreement substantially in the form attached hereto as Exhibit D, to be effective concurrently with this Reinsurance Agreement. The Supplemental Trust Agreement shall contain those provisions necessary to effect the terms and conditions of this Reinsurance Agreement and shall comply with the requirements of the State of Indiana but not be subject to Rule 56 (Credit for Reinsurance) of Title 760 of the Indiana Administrative Code. Reinsurer shall establish in accordance with such Supplemental Trust Agreement a supplemental trust account (the “Supplemental Trust Account”) with an independent financial institution reasonably acceptable to Ceding Company for the sole use and benefit of Ceding Company, for so long as there are Insurance Policies reinsured under this Agreement.

(b)On or before the Closing Date, Reinsurer shall deposit assets into the Supplemental Trust Account consisting of assets in compliance with the Investment Guidelines with an aggregate fair market value equal to or exceeding the greater of (i) five percent (5%) of the Trust Amount as of the Effective Time or (ii) the Supplemental Trust Alternative Amount. The Supplemental Trust Agreement shall be maintained as overcollateralization of Reinsurer’s obligations hereunder, and shall at all times be maintained at a minimum level of the greater of (i) five percent (5%) of the Trust Amount or (ii) the Supplemental Trust Alternative Amount.

(c)The assets in the Supplemental Trust Account shall be valued according to their current fair market value. Reinsurer will direct the trustee to invest or reinvest the trust assets in accordance with the Investment Guidelines set forth in Exhibit C or as otherwise agreed upon by Ceding Company and Reinsurer.

(d)Prior to depositing assets with the trustee, Reinsurer shall execute assignments, endorsements in blank or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that Ceding Company (or the trustee at the direction of Ceding Company) may whenever necessary negotiate the trust assets without the consent or signature of Reinsurer or any other entity.

(e)Ceding Company shall have the right to withdraw assets from the Supplemental Trust Account established pursuant to this Section 4.3 only at such time as the assets in the Reinsurance Trust Account established pursuant to Section 4.2 are insufficient to satisfy Ceding Company’s authorized uses set forth in Section 4.4 and after prior notice to Reinsurer. For the avoidance of doubt, consent to any such withdrawal is not required to be provided by Reinsurer; rather, the trustee shall honor such withdrawal requests upon receipt of a written request from Ceding Company. Assets withdrawn by Ceding Company may be used only in accordance with Section 4.4.

(f)If, at the end of any calendar quarter, the market value of the assets in the Supplemental Trust Account exceeds the greater of (i) five percent (5%) of the Trust Amount as of such calendar quarter end or (ii) the Supplemental Trust Alternative Amount, and if the market value of the Qualifying Trust Assets in the Reinsurance Trust Account established pursuant to Section 4.2 exceeds one hundred two percent (102%) of the Trust Amount, Ceding Company shall, within fifteen (15) calendar days of Reinsurer’s request, consent in writing to Reinsurer’s withdrawal of any excess assets from the Supplemental Trust Account. If Reinsurer requests that all or any portion of the amount to be withdrawn hereunder instead be transferred to the supplement trust account established by Reinsurer pursuant to the BCLIC Reinsurance Agreement (the “BCLIC Supplemental Trust Account”), then Ceding Company shall consent to such transfer within two (2) Business Days of receipt of Reinsurer’s request and direct the trustee to transfer such combination of cash and trusteed assets as may be requested by Reinsurer to the trustee of the BCLIC Supplemental Trust Account for immediate deposit.

(g)If, at the end of any calendar quarter, the aggregate fair market value of the assets in the Supplemental Trust Account is less than the greater of (i) five percent (5%) of the Trust Amount as of such calendar quarter end or (ii) the Supplemental Trust Alternative Amount, then, within fifteen (15) calendar days of its delivery of the Quarterly Reports set forth in Section 4.5, Reinsurer shall cause to be deposited into the Supplemental Trust Account such additional assets as are necessary to ensure that the aggregate fair market value of the assets maintained in the Supplemental Trust Account is no less than the greater of (i) five percent (5%) of the Trust Amount or (ii) the Supplemental Trust Alternative Amount.

(h)Appointment by the trustee or Reinsurer of any asset manager or subcustodian to manage or invest the assets of the Supplemental Trust Account shall not be permitted without first receiving the prior written consent of Ceding Company, such consent not to be unreasonably withheld.

(i)The Supplemental Trust Account established under this Section 4.3 is intended to secure payment of amounts owed by Reinsurer to Ceding Company under this Reinsurance Agreement. Reinsurer hereby grants to Ceding Company, as security for payment and performance of Reinsurer’s obligations under this Agreement, a first priority security interest in Reinsurer’s beneficial interest in the Supplemental Trust Account established and funded pursuant to this Section. Assets properly withdrawn from the trust by Reinsurer will not be subject to the security interest.

Section 4.1    Use of Funds by Ceding Company.

(a)Ceding Company may use assets withdrawn from the Reinsurance Trust Account established pursuant to Section 4.2 and the Supplemental Trust Account established pursuant to Section 4.3 only for the following purposes:

(i)	to reimburse Ceding Company for the Ceded Percentage of premiums returned to owners of the Insurance Policies on account of cancellations of such Insurance Policies;

(ii)	to reimburse Ceding Company for the Ceded Percentage of surrenders and benefits or losses paid by Ceding Company under the terms and provisions of the Insurance Policies;

(iii)
to fund an account with Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from Ceding Company’s liabilities for Insurance Policies ceded under this Reinsurance Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), loss adjustment expenses and unearned premiums; and

(iv)	to pay any other amounts Ceding Company claims are due under this Reinsurance Agreement.

(b)Ceding Company agrees to: (1) return promptly to Reinsurer, by depositing into the applicable trust account to be established pursuant to Section 4.2 and/or Section 4.3, any assets withdrawn from such trust accounts in excess of the actual amounts required for subparagraphs (i), (ii), and (iii), above, or in the case of subparagraph (iv), any amounts that are subsequently determined not to be due; (2) pay Reinsurer interest on any amounts held pursuant to Section 4.4(a)(iii) at the prime rate of interest; and (3) permit the award, by an arbitration panel or court of competent jurisdiction of (i) interest at a rate different from that specified above and (ii) court or arbitration costs including attorneys’ fees and any other reasonable expenses in connection with a failure by Ceding Company to make proper return of funds drawn.

(c)Payment of funds to Ceding Company by the trustee shall constitute payment by Reinsurer pursuant to this Reinsurance Agreement and shall discharge Reinsurer of the obligation that gave rise to the withdrawal.

Section 4.5    Quarterly Reports.

(a)Reinsurer shall prepare a written report on a quarterly basis (the “Quarterly Reports”) setting forth, among others, the aggregate fair market value of the Qualifying Trust Assets maintained in the Reinsurance Trust Account and the assets maintained in the Supplemental Trust Account (both on an asset-by-asset basis and a cumulative basis, but by trust account), together with supporting detail, and such other information reasonably necessary to verify the compliance of the assets with all Investment Guidelines, and the reports listed on Schedule 4.5, in each case as of the end of each calendar quarter. The Quarterly Reports shall be delivered to Ceding Company within thirty (30) calendar days after the end of the applicable calendar quarter.

(b)As soon as is practicable, but in no event more than fifteen (15) Business Days following its receipt of the Quarterly Reports, Ceding Company shall either (i) agree with the contents of the Quarterly Reports or (ii) notify Reinsurer that it objects to any item in the Quarterly Reports concerning compliance of the assets with the Investment Guidelines. The Parties shall promptly begin good faith negotiations to resolve such dispute. If the Parties are unable to resolve such dispute within ten (10) Business Days of Ceding Company’s transmittal to Reinsurer of its notice of objection, the Parties shall submit the dispute to the Third Party Accountant for resolution of the dispute. The Third Party Accountant shall deliver no later than five (5) Business Days after commencement of its review a report setting forth its determination concerning the disputed item(s) of the Quarterly Reports. Such Third Party Accountant’s report shall be final and binding upon Reinsurer and Ceding Company. The fees, costs and expenses of the Third Party Accountant shall be borne equally by Ceding Company and Reinsurer. Reinsurer shall permit Ceding Company and/or the Third Party Accountant to audit its records in order to perform their respective reviews. Reinsurer shall cooperate fully with such audit. Access to Reinsurer and its employees by Ceding Company and/or the Third Party Accountant in

connection with such audit shall be at reasonable times during regular business hours upon reasonable prior written notice (including by e-mail) in a manner which does not unreasonably interfere with the business or operations of Reinsurer.

Section 4.6    Reinsurer Change of Control. In the event of a change in the ownership, controlling interest or management of Reinsurer or its ultimate parent company (a “change in control”), Ceding Company shall have the right to, in its reasonable discretion, modify the Investment Guidelines. Reinsurer shall give Ceding Company sixty (60) calendar days’ prior written notice of any proposed transfer or change in control.

Article V
Regulatory Matters and Requirements; Closing

Section 5.1    Filings. The obligation of the Parties to consummate the transactions contemplated by this Reinsurance Agreement is contingent upon Ceding Company making the regulatory filings set forth on Schedule 5.1, and the absence of an objection by the identified regulators to this Reinsurance Agreement and the transactions contemplated herein.

Section 5.2    Cooperation. The Parties shall cooperate with each other in complying with regulatory requirements and responding to regulatory inquiries associated with the Insurance Policies or this Reinsurance Agreement. The duty of cooperation provided for in this Section 5.2 shall extend to any and all litigation matters regarding the Insurance Liabilities or the Insurance Policies, including litigation involving third parties.

Section 5.3    Insolvency. Reinsurance provided under this Reinsurance Agreement shall be payable by Reinsurer on the basis of Ceding Company’s liability under the Insurance Policies without diminution because of any insolvency of Ceding Company. Reinsurer shall pay its share of Ceding Company’s liability directly to Ceding Company or its liquidators, receivers or statutory successors. The liquidators, receivers or statutory successors shall give written notice to Reinsurer of the pendency of a claim against Ceding Company involving a policy reinsured under this Reinsurance Agreement within a reasonable time after such claim is filed in the insolvency proceeding. During the pendency of such claim, Reinsurer may investigate the claim and interpose, at its own expense, in the proceeding where the claim is to be adjudicated, any defense or defenses which it may deem available to Ceding Company or Ceding Company’s liquidators, receivers or statutory successors. Any expense Reinsurer thus incurs shall be chargeable, subject to court approval, to Ceding Company as part of the expense of liquidation to the extent of the proportionate share of the benefit which may accrue to Ceding Company solely from the defense undertaken by Reinsurer. In the event two or more assuming Reinsurers are involved in the same claim and a majority in interest elect to interpose a defense to such claim, the expense shall be apportioned in accordance with the terms of this Reinsurance Agreement as though such expenses had been incurred by Ceding Company.

Section 5.4    Closing Conditions. The obligations of the Parties to cause the transactions contemplated herein to be consummated (the “Closing”) are subject to satisfaction of each of the following conditions at or prior to the Closing:

(a)The making of the regulatory filings set forth on Schedule 5.1, and the absence of an objection by the identified regulators to this Reinsurance Agreement and the transactions contemplated herein.

(b)Termination of the services provided by SHIP under the SHIP ASA with respect to the Insurance Policies.

(c)The Parties shall have delivered to each other duly executed copies of the Transition Services Agreement.

(d)Closing of the transactions contemplated by the BCLIC Reinsurance Agreement.

(e)MedAmerica.

(i)	Assignment and novation of the MedAmerica Management Agreement from Ceding Company to Reinsurer.

(ii)	Recapture by Ceding Company of the business reinsured by MedAmerica Insurance Company under the MedAmerica Reinsurance Agreement.

(f)Consent/waiver by ERC of any net retention requirement in the ERC Reinsurance Agreement.

Article VI
Representations and Warranties of Ceding Company

Ceding Company represents and warrants to Reinsurer that the matters set forth in this Article VI are true and correct as of the date hereof (or, if made as of a specified date, as of such date):
Section 6.1    Organization and Standing of Ceding Company. Ceding Company is an insurance company duly organized, validly existing and in good standing under the laws of the State of Indiana.
Section 6.2    Authorization. Ceding Company has all requisite power and authority to execute, deliver and perform its obligations under this Reinsurance Agreement. All acts or proceedings required to be taken by Ceding Company to authorize the execution, delivery and performance of this Reinsurance Agreement and all transactions contemplated hereby have been duly and validly taken. This Reinsurance Agreement has been duly executed and delivered by Ceding Company, and assuming due and valid authorization, execution and delivery hereof by other parties hereto, constitutes the legal, valid and binding obligations of Ceding Company, enforceable against Ceding Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.3    No Conflict or Violation. The execution, delivery and performance of this Reinsurance Agreement shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Ceding Company, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Ceding Company is a party, (iii) violate any order, judgment or decree applicable to Ceding Company or (iv) subject to making the necessary regulatory filings and the absence of regulatory objections pursuant to Section 5.1, violate any statute, law or regulation of any jurisdiction applicable to Ceding Company.

Article VII
Representations and Warranties of Reinsurer

Reinsurer represents and warrants to Ceding Company that the matters set forth in this Article are true and correct as of the date hereof (or, if made as of a specified date, as of such date):
Section 7.1    Organization and Standing of Reinsurer. Reinsurer is a life reinsurance company duly organized, validly existing and in good standing under the laws of the Cayman Islands.

Section 7.2    Authorization. Reinsurer has all requisite power and authority to execute, deliver and perform its obligations under this Reinsurance Agreement. All acts or proceedings required to be taken by Reinsurer to authorize the execution, delivery and performance of this Reinsurance Agreement and all transactions contemplated hereby have been duly and validly taken. This Reinsurance Agreement has been duly executed and delivered by Reinsurer, and assuming due and valid authorization, execution and delivery hereof by other parties hereto, constitutes the legal, valid and binding obligations of Reinsurer, enforceable against Reinsurer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by applicable insurance insolvency and liquidation statutes and regulations and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.3    No Conflict or Violation. The execution, delivery and performance of this Reinsurance Agreement shall not (i) violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of Reinsurer, (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of, give any counterparty the right to terminate, or constitute a default under, any contract or other agreement to which Reinsurer is a party, (iii) violate any order, judgment or decree applicable to Reinsurer or (iv) subject to making the necessary regulatory filings and the absence of regulatory objections pursuant to Section 5.1, violate any statute, law or regulation of any jurisdiction applicable to Reinsurer.

Section 7.4    U.S. Federal Income Taxes. Reinsurer is a recognized United States federal income tax-paying entity.

Article VIII
Indemnification

Section 8.1    Indemnification by Ceding Company. Ceding Company hereby indemnifies and holds Reinsurer harmless from and against all loss, damage, cost and expense of any nature, including legal, accounting and other professional fees, arising from (i) any liability relating to the Insurance Policies that results from Ceding Company’s acts, errors or omissions that occur on or after the Effective Time, (ii) any violation or breach of the provisions of this Reinsurance Agreement by Ceding Company or (iii) any inaccuracy or falsity of a representation or warranty made by Ceding Company under this Reinsurance Agreement.

Section 8.2    Indemnification by Reinsurer. Reinsurer hereby indemnifies and holds Ceding Company harmless from and against all loss, damage, cost and expense of any nature, including legal, accounting and other professional fees, arising from (i) any violation or breach of the provisions of this Reinsurance Agreement by Reinsurer or (ii) any inaccuracy or falsity of a representation or warranty made by Reinsurer under this Reinsurance Agreement.

Section 8.3    Notice of Potential Liability. Promptly after receipt by an indemnified Party hereunder of notice of any demand, claim or circumstances which, with or without the lapse of time, would give rise to the commencement (or threatened commencement) of any action, proceeding or investigation that may result in an indemnified liability, the indemnified Party shall give notice of the potential liability to the indemnifying Party. The notice shall (i) describe the potential liability in reasonable detail, (ii) indicate the amount (estimated, if necessary) of the loss that has been or may be suffered by the indemnified Party and (iii) include a statement as to the basis for the indemnification sought. Failure to provide notice in a timely manner shall not be deemed a waiver of the indemnified Party’s right to indemnification other than to the extent that such failure prejudices the defense of the action, proceeding or investigation by the indemnifying Party.

Section 8.4    Opportunity to Defend. The indemnifying Party may elect to defend, at its own expense and by its own counsel, any potential liability covered by this Article; provided, however, that the indemnifying Party may not compromise or settle any such liability without the consent of the indemnified Party (which consent shall not be unreasonably withheld or delayed). If the indemnifying Party elects to defend the potential liability, it shall within thirty (30) calendar days from receipt of the notice required by Section 8.3 notify the indemnified Party of its intent to do so, and the indemnified Party shall cooperate in the defense at its own expense.

Section 8.5    Exclusive Remedy. The provisions of this Article shall be the sole and exclusive remedy at law for any breach of a representation, warranty or covenant under this Reinsurance Agreement, except that nothing set forth in this Article shall be deemed to prohibit or limit either Party’s right to seek specific performance or other equitable relief for the failure of the other Party to perform any covenant contained herein.

Article IX
Term; Termination

Section 9.1    Term. This Reinsurance Agreement shall be effective as of the Effective Time, and shall remain in effect until Ceding Company ceases to have any obligations or liabilities under the Insurance Policies, unless terminated before such time by Ceding Company or Reinsurer pursuant to this Article.

Section 9.2    Termination.

(a)Mutual Agreement. This Reinsurance Agreement may be terminated at any time by mutual written agreement of the Parties.

(b)Termination by Ceding Company. Ceding Company may terminate this Reinsurance Agreement:

(i)
immediately upon the failure, within forty-five (45) calendar days, to correct material business or financial practices which are the subject of any administrative action or order by any insurance regulatory authority with jurisdiction over Reinsurer;

(ii)	immediately upon Reinsurer’s failure to meet the prescribed capital requirement under the laws of the Cayman Islands;

(iii)
immediately upon the initiation against Reinsurer of any delinquency proceeding, including but not limited to supervision, conservation, rehabilitation, liquidation, bankruptcy or any other proceeding of a similar nature, or any order of administrative supervision (or any other form of order that has substantially the same effect) is entered with respect to Reinsurer;

(iv)
upon giving thirty (30) calendar days’ prior written notice to Reinsurer if Reinsurer’s delegee or subcontractor materially breaches the terms of Exhibit A in connection with the provision of administrative services under this Reinsurance Agreement, but only if during thirty (30) day period Reinsurer has not formulated and begun implementation of a plan, reasonably acceptable to Ceding Company, to cure such material breach or breaches;

(v)
upon giving thirty (30) calendar days’ prior written notice to Reinsurer for any breach by Reinsurer of its obligations under this Reinsurance Agreement, the Reinsurance Trust Agreement or the Supplemental Trust Agreement, if the breach is not cured during such period; or

(vi)
upon giving thirty (30) calendar days’ prior written notice to Reinsurer for non-payment of amounts due by Reinsurer to Ceding Company under this Reinsurance Agreement (provided that the amounts due are not de minimis), unless the unpaid amounts are the subject of a good-faith dispute, if full payment of such amounts is not made within such period.

(c)Termination by Reinsurer. Reinsurer may terminate this Reinsurance Agreement upon giving thirty (30) calendar days’ prior written notice to Ceding Company for non-payment of amounts due by Ceding Company to Reinsurer under this Reinsurance Agreement (provided that the amounts due are not de minimis), unless the unpaid amounts are the subject of a good-faith dispute, if full payment of such amounts is not made within such period.

Section 9.3    Effect of Termination. On and after the effective date of the termination of this Reinsurance Agreement, Ceding Company shall recapture all liabilities previously ceded to Reinsurer under this Reinsurance Agreement, (ii) Ceding Company shall reassume responsibility for the administration of the Insurance Policies under Section 3.1 and Ceding Company and Reinsurer shall cooperate with each other and use their reasonable best efforts to effect an orderly transition and conversion of such administrative services, (iii) Reinsurer’s liability under this Reinsurance Agreement in connection with the recaptured risks will terminate (subject to Reinsurer’s satisfaction of subsections (v), (vi) and (vii) hereof, (iv) Ceding Company shall pay to Reinsurer any amounts owed by Ceding Company to Reinsurer under this Reinsurance Agreement as of the date of recapture, (v) Reinsurer shall pay to Ceding Company any amounts owed by Reinsurer to Ceding Company under this Reinsurance Agreement as of the date of recapture, (vi) Reinsurer shall pay to Ceding Company cash or admitted invested assets having a fair market value equal to the statutory reserves attributable to the liability being recaptured, and (vii) Reinsurer shall refund to Ceding Company a proportionate amount of the Negative Ceding Commission as set forth on Schedule 9.3 on the date of recapture.

Article X
Miscellaneous Provisions

Section 10.1    Arbitration.

(a)Except as otherwise provided in this Reinsurance Agreement, all disputes or differences between the Parties arising under or relating to this Reinsurance Agreement upon which an amicable understanding cannot be reached shall be decided by arbitration pursuant to the terms of this Section. Except as otherwise provided in this Reinsurance Agreement, the arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

(b)The court of arbitration provided for herein shall place a liberal construction upon this Reinsurance Agreement in light of the prevailing customs and practices for reinsurance in the life and health insurance industry.

(c)The court of arbitrators shall consist of three (3) arbitrators who must be officers or retired officers of life and health insurance or reinsurance companies (other than the Parties to this Reinsurance Agreement or their Affiliates). Each arbitration under this

Reinsurance Agreement shall be held in the City of New York, New York, unless a different location is mutually agreed upon by the Parties.

(d)Within thirty (30) calendar days of written demand of any Party to arbitrate any dispute, Ceding Company and Reinsurer shall each appoint an arbitrator and notify the other Party of the name and address of their arbitrator. The two (2) arbitrators so appointed shall thereupon select a third (3rd) arbitrator. If either Party shall fail to appoint an arbitrator as herein provided, or should the two (2) arbitrators so named fail to select a third (3rd) arbitrator within thirty (30) calendar days of their appointment, then in either event, either Party may request the American Arbitration Association to appoint the third (3rd) arbitrator. The three (3) arbitrators so selected shall constitute the court of arbitrators.

(e)A decision of a majority of said court shall be final and binding and there shall be no appeal therefrom. The court shall not be bound by legal rules of procedure and may receive evidence in such a way as to do justice between the Parties. The court shall enter an award which shall do justice between the Parties and the award shall be supported by written opinion.

(f)The cost of arbitration, including the fees of the arbitrators, shall be borne equally by the Parties unless the court of arbitrators shall decide otherwise.

(g)Either Party may seek to enforce an arbitration award in the State of New York, United States of America, in state or federal court. Toward that end, Ceding Company and Reinsurer agree to submit to the non‑exclusive jurisdiction of such courts and waive any objection which they may have to the laying of venue of any such proceeding brought in such courts and any claim that such proceeding was brought in an inconvenient forum. In addition, Ceding Company and Reinsurer hereby consent to service of process out of such courts at the addresses set forth in Section 10.9.

Section 10.2    Assignment and Delegation. This Reinsurance Agreement may not be assigned, and the duties and obligations hereunder may not be delegated, by any Party unless such assignment or delegation is agreed to in advance in writing by both Parties hereto. This Reinsurance Agreement shall be binding on the Parties, their permitted assignees, delegees and successors (including, without limitation, any liquidator, rehabilitator, receiver or conservator of a Party).

Section 10.3    Confidentiality. The Parties shall comply with all applicable state and federal privacy laws and requirements. In addition, each Party (i) shall keep the business, policy and other records of the other Party confidential, (ii) shall not disclose or reveal such records to anyone and (iii) shall not use the records for any purpose whatsoever, other than performing its responsibilities under this Reinsurance Agreement, unless (iv) the Party is legally required to disclose or reveal the information contained in such records. In that event, the information shall be disclosed only to the extent legally required and only after giving ten (10) calendar days’ prior notice to the other Party.

Section 10.4    Construction. The headings of Articles and Sections in this Reinsurance Agreement are provided for convenience only and shall not affect its construction or interpretation. All references to “Articles” and “Sections” refer to the corresponding Articles and Sections of this Reinsurance Agreement. All words used in this Reinsurance Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

Section 10.5    Counterparts. This Reinsurance Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Reinsurance Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Reinsurance Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Reinsurance Agreement as to the Parties and may be used in lieu of the original agreement for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 10.6    Entire Agreement. This Reinsurance Agreement, the Reinsurance Trust Agreement and the Supplemental Trust Agreement supersede all prior agreements, whether written or oral, between the Parties with respect to its subject matter and constitutes (along with the exhibits, schedules and other documents delivered pursuant to this Reinsurance Agreement, the Reinsurance Trust Agreement and the Supplemental Trust Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Reinsurance Agreement may not be amended, supplemented or otherwise modified except by a written agreement that identifies itself as an amendment to this Reinsurance Agreement executed by the Parties.

Section 10.7    Governing Law. This Reinsurance Agreement shall be construed in accordance with the laws of the State of Indiana without giving effect to the principles of conflicts of law thereof.

Section 10.8    Interpretations. No uncertainty or ambiguity in this Reinsurance Agreement shall be construed or resolved against any Party whether under any rule of construction or otherwise. No Party to this Reinsurance Agreement shall be considered the draftsman. The Parties acknowledge and agree this Reinsurance Agreement has been negotiated, reviewed and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all Parties hereto.

Section 10.9    Notices. All notices and other communications required or permitted by this Reinsurance Agreement shall be in writing and shall be effective, and any applicable time period shall commence when (a) delivered to the following address by hand or by internationally recognized overnight courier service (cost prepaid) or (b) transmitted electronically to the following facsimile numbers or e-mail addresses with confirmation of receipt of transmission, in each case marked to the attention of the respective person (by name or title) designated below (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Parties):

(a)    If to Ceding Company:

CNO Financial Group, Inc.
Attention: Matthew J. Zimpfer
Executive Vice President and General Counsel
11825 N. Pennsylvania Street
Carmel, IN 46032
Telephone No.: (317) 817-2889
Facsimile No.:
E-mail Address: Matt.Zimpfer@CNOinc.com
With a copy to:
Faegre Baker Daniels LLP
Attention: Scott M. Kosnoff
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
Telephone No.: (317) 237-1201
Facsimile No.: (317) 231-1000
E-mail Address: scott.kosnoff@faegrebd.com

(b)    If to Reinsurer:

Beechwood Re Ltd
Attention: Scott Taylor
President
Building 3, 2nd Floor, Governors Square
23 Lime Tree Avenue
Grand Cayman KY1- 1108
Telephone No.: (345) 949-7966
Facsimile No.:
E-mail Address: staylor@beechwoodreinsurance.com
With a copy to:
Edwards Wildman Palmer LLP
750 Lexington Avenue
New York, New York 10022
Attention: Nick Pearson
Telephone No.: (212) 912-2798
Facsimile No.:
E-mail Address: npearson@edwardswildman.com

Section 10.10    Offset. Any debts or credits, matured or unmatured, liquidated or unliquidated, regardless of when they arose or were incurred, in favor of or against either Ceding Company or Reinsurer with respect to this Reinsurance Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance shall be allowed or paid.

Section 10.11    Other Instruments. Ceding Company and Reinsurer shall promptly execute and deliver all additional instruments and shall promptly take all reasonable actions in order to carry out the purposes of this Reinsurance Agreement.

Section 10.12    Severability. If any provision of this Reinsurance Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Reinsurance Agreement shall remain in full force and effect. Any provision of this Reinsurance Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 10.13    Subrogation. With respect to any payment made by Reinsurer under this Reinsurance Agreement, Reinsurer shall be subrogated to all of Ceding Company’s rights to recover such payment against any person or organization, and Ceding Company shall execute and deliver any required documents or instruments and do whatever is necessary to preserve and secure such rights. Any recovery made by Ceding Company shall be paid to Reinsurer to the extent of payment made by Reinsurer under this Reinsurance Agreement.

Section 10.14    Waiver of Breach. Neither the failure nor any delay on the part of Ceding Company or Reinsurer to exercise any right, remedy, power or privilege under this Reinsurance Agreement shall operate as a waiver thereof. No single or partial exercise of any right, remedy, power or privilege shall preclude the further exercise of that right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. No waiver of any right, remedy, power or privilege with respect to any occurrence shall be construed as a waiver of that right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and signed by the Party granting the waiver.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Reinsurance Agreement to be executed by their respective duly authorized officers, as of the dates indicated below.

REINSURER:

BEECHWOOD RE LTD

By:	/s/ Scott Taylor	Date:	February 10, 2014
Scott Taylor, President

CEDING COMPANY:

WASHINGTON NATIONAL INSURANCE COMPANY

By:	/s/ Mark E. Billingsley	Date:	February 10, 2014
Mark E. Billingsley, Senior Vice President

[Signature Page - IN Reinsurnce Agreement]

[Execution Version]

AMENDMENT NO. 1
TO
INDEMNITY REINSURANCE AGREEMENT
THIS AMENDMENT NO. 1 TO INDEMNITY REINSURANCE AGREEMENT (this “Amendment”) is made and entered into as of February 18, 2014 (the “Amendment Effective Date”) by and between Washington National Insurance Company, an Indiana domestic life insurance company (“Ceding Company”), and Beechwood Re Ltd, a Cayman Islands domestic life reinsurance company (“Reinsurer”) for the purpose of amending that certain Indemnity Reinsurance Agreement, dated February 10, 2014 (but effective as of October 1, 2013) by and between Ceding Company and Reinsurer (the “Agreement”).
RECITALS
A.Pursuant to the terms of the Agreement, Ceding Company ceded to Reinsurer, on a coinsurance basis, one hundred percent (100%) of the Insurance Liabilities (as defined in the Agreement) as of the Effective Time (as defined in the Agreement).

B.There is a certain subset of the Insurance Policies (as defined in the Agreement) having a form number of GHC9311 and listed on Schedule A (the “GHC9311 Policies”). The term “GCH9311 Policies” shall include only active policies and those with a termination date within the twenty-four (24) months immediately preceding the Amendment Effective Date.

C.The Parties desire to amend the Agreement as related to the allocation of liability relating to the GHC9311 Policies and certain other matters.

AMENDMENT
NOW, THEREFORE, in consideration of the mutual benefits to be received by the Parties and the mutual covenants and agreements contained herein, the Parties agree that the Agreement is hereby amended as follows:

1.	Defined terms included but not defined herein shall have the meanings ascribed to them in the Agreement.

2.	The following defined terms are hereby added to Article I of the Agreement:

a.
“GHC9311 Claims” means any policyholder litigation claim(s), filed with a court of competent jurisdiction, that the GHC9311 Policy should be interpreted in a manner that applies an eight percent (8%) per year benefit increase to the LIFETIME MAXIMUM BENEFIT AMOUNT and/or the PER OCCURRENCE MAXIMUM BENEFITS due to an alleged ambiguity in the language of the data page of the GHC9311 Policy.

b.
“GHC9311 Policies” means those Insurance Policies having a form number of GHC9311 and listed on Schedule A to Amendment No. 1 to this Reinsurance Agreement. For the avoidance of doubt, the “GCH9311 Policies” shall include only active policies and those with a termination date within the twenty-four (24) months immediately preceding the Amendment Effective Date (as defined in Amendment No. 1 to this Reinsurance Agreement).

3.	The last sentence of the definition of “Insurance Liabilities” in Article I of the Agreement is hereby deleted and replaced with the following:

Notwithstanding the foregoing, the Insurance Liabilities shall not include: (i) liabilities and obligations, including but not limited to costs, attorneys’ fees, settlements or judgments, in respect of litigation, arbitration, mediation or any similar proceeding relating to the Insurance Policies that is ongoing as of the Effective Time; (ii) liabilities and obligations, including but not limited to costs, attorneys’ fees, settlements or judgments, in respect of litigation, arbitration, mediation or any similar proceeding, or portion thereof, directly relating to the GHC9311 Claims, arising before, on or after the Effective Time; and (iii) any increase in the value of benefits of the GHC9311 Policies as a result of the matters included in clause (ii) of this sentence. For the avoidance of doubt, nothing contained in clauses (ii) or (iii) of the preceding sentence shall be construed to alter or affect the liability of Reinsurer hereunder for matters not relating to the GHC9311 Claims.

4.	The definition of “Supplemental Trust Alternative Amount” in Article I of the Agreement is hereby amended and restated as follows:

“Supplemental Trust Alternative Amount” means:

At the Effective Time:	$17,850,928
End of Year 1 (~ day 365):	$15,075,944
Year 2 (~ day 730):	$12,300,960
Year 3:	$10,913,468
Year 4:	$8,130,951
Year 5:	$0

5.	Section 3.1 of the Agreement is hereby amended to include the addition of the following paragraph (following subsection (d)):

(e)    In the event that a GHC9311 Claim is filed with a court of competent jurisdiction, Ceding Company shall be responsible for and control the defense of such GHC9311 Claim and all related costs and expenses. Reinsurer shall, and shall cause its administrative delegee or subcontractor to, use its best efforts to cooperate with Ceding Company in all matters relating to a GHC9311 Claim, including but not limited to providing all requested information and access to individuals necessary, at the sole discretion of Ceding Company, to defend the GHC9311 Claim.

6.	Miscellaneous.

a.
Counterparts. This Amendment may be executed and delivered in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original amendment for all purposes. Signatures of the Parties transmitted by facsimile or other electronic transmission shall be deemed to be their original signatures for all purposes.

b.
Entire Agreement. This Amendment and the Agreement represent the entire understanding between the Parties concerning the subject matter contained herein and supersedes all other agreements and memorandums of understanding between the Parties, oral or written, respecting the subject matter hereof. This Amendment and the Agreement shall be binding on the Parties, their permitted assigns, delegees and successors (including, without limitation, any liquidator, rehabilitator, receiver or conservator of a Party). Except as expressly set forth in this Amendment, all terms and conditions of the Agreement remain unchanged.

c.	Schedules. All schedules to this Amendment are attached hereto and are incorporated herein by reference.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;
SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized officers, as of the dates indicated below.

REINSURER:

BEECHWOOD RE LTD

By:	/s/ Scott Taylor	Date:	February 18, 2014
Scott Taylor, President

CEDING COMPANY:

WASHINGTON NATIONAL INSURANCE COMPANY

By:	/s/ Mark E. Billingsley	Date:	February 18, 2014
Mark E. Billingsley, Senior Vice President

[Signature Page - Amendment No. 1 to Indemnity Reinsurance Agreement]

SCHEDULE 3.3
REPORTS
In addition to the reports set forth in Section 3.3 of the Reinsurance Agreement, Reinsurer shall provide to Ceding Company the following reports in agreeable electronic formats:

•	The following statutory accounting data, in addition to all other information necessary to complete financial reporting by Ceding Company for NAIC Blue Book reporting:

◦	Cash flow statement (to follow the format of the cash flow adjustment in Schedule 2.3(a)(ii)).

◦	Statutory underwriting margin statement including premium, claim, change in claim reserving, policy reserves and all other liabilities for the quarter.

◦	Statutory reserves by policy.

◦	Statutory reserves by reporting category for NAIC Blue Book reporting.

◦	Information for Annual Statement reporting for the NAIC Blue Book, including:

▪	State Pages

▪	Schedule H

▪	Schedule O

▪	Schedule S

▪	Schedule T

▪	LTC Experience Exhibit

◦	Inn-force policy counts.

•	GAAP accounting data: GAAP reserves by policy and by reporting category for Ceding Company.

•	Tax data: Tax reserves by policy and by reporting category for Ceding Company.

•	General ledger will be fed directly to Ceding Company on a quarterly basis in the current electronic form.

◦
Commissions will be paid and processed by Ceding Company. Reinsurer will provide an electronic feed of commissionable events to Ceding Company, consisting of at least the policy number and premium amount on a regular basis as currently provided in the electronic form.

•	Opening balance sheet prior to Closing reflecting Reinsurer’s initial capitalization.

•	Signed/certified unaudited financial statements every 6 months.

•	Audited financial statements annually.

SCHEDULE 3.6
DAC TAX ELECTION
Ceding Company and Reinsurer hereby agree to make the following election pursuant to IRS Regulation Section 1.848‑2(g)(8), promulgated pursuant to Section 848 of the Internal Revenue Code of 1986, as amended. This election shall be effective for 2013 and for all subsequent taxable years for which this Reinsurance Agreement remains in effect. Both Parties agree to make the election by timely attaching to their tax returns to the schedule required by Section 1.848‑2(g)(8)(ii) of such Regulation.
1. The terms used in this Article are defined by reference to Regulation Section 1.848‑2 in effect on the date hereof.
2. The Party with the net positive consideration for this Reinsurance Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Reinsurance Agreement without regard to the general deductions limitation of Section 848(c)(1).
3. Both Parties agree to exchange information pertaining to the amount of net consideration under this Reinsurance Agreement each year to ensure consistency or as otherwise required by the Internal Revenue Service.
4. Ceding Company will submit a schedule to Reinsurer by May 31 of each year of its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of Ceding Company stating that Ceding Company will report such net consideration in its tax return for the preceding calendar year.
5. Reinsurer may contest such calculation by providing an alternative calculation to Ceding Company in writing within thirty (30) calendar days of Reinsurer’s receipt of Ceding Company’s calculation. If Reinsurer does not so notify Ceding Company, Reinsurer will report the net consideration as determined by Ceding Company in Reinsurer’s tax return for the previous calendar year.
6. If Reinsurer contests Ceding Company’s calculation of the net consideration, the Parties will act in good faith to reach an agreement as to the correct amount within thirty (30) calendar days of the date Reinsurer submits its alternative calculation. If Ceding Company and Reinsurer reach agreement on an amount of net consideration, each Party shall report such amount in their respective tax returns for the previous calendar year.

SCHEDULE 4.5
QUARTERLY REPORTS

In addition to the reports set forth in Section 4.5 of the Reinsurance Agreement, Reinsurer shall provide the following Quarterly Reports to Ceding Company:

1.	Trust statement and certification from the trustee(s) that investments are within the appropriate compliance levels;

2.	Profit & loss in aggregate and by strategy, highlighting realized and unrealized gains/losses;

3.	Sector allocation;

4.	Holdings individually, by strategy;

5.	Compliance with the Investment Guidelines;

6.	Upgrade/downgrade listing; and

7.	Quarterly valuation opinions and security documentation from outside vendor.

SCHEDULE 5.1
REGULATORY MATTERS

1.	Informational filing by Ceding Company with, and absence of an objection by, the Indiana Department of Insurance.

2.	Informational filing by Ceding Company with, and absence of an objection by, the Florida Office of Insurance Regulation.

SCHEDULE 9.3
NEGATIVE CEDING COMMISSION REFUND SCHEDULE

If the Reinsurance Agreement is terminated in Year:	Then the amount of the Negative Ceding Commission to be refunded will be:
0	100%
1	100%
2	100%
3	100%
4	100%
5	100%
6	95%
7	90%
8	85%
9	80%
10	75%
11	70%
12	65%
13	60%
14	55%
15	50%
16	45%
17	40%
18	35%
19	30%
20	25%
21	20%
22	15%
23	10%
24	5%
25+	0%

EXHIBIT A
TERMS OF ADMINISTRATIVE SERVICES

1)	Definitions. Unless otherwise specified in this Administration Exhibit, all capitalized terms used but not otherwise defined herein, have the meanings ascribed to them in the Reinsurance Agreement.

2)	Appointment; Standards; Notification.

a)	Appointment.

i)
Reinsurer shall be responsible for and shall subcontract the administration of the Insurance Policies to SHIP (or a licensed Affiliate thereof) (“Administrator”) to provide administrative and other services specified herein with respect to the Insurance Policies and the Insurance Liabilities (the “Administrative Services”), on the terms, and subject to the limitations and conditions, set forth in this Exhibit A to the Reinsurance Agreement (this “Administration Exhibit”), and Administrator hereby accepts such appointment and agrees to perform such Administrative Services on behalf of and in the name of Ceding Company.

ii)	Ceding Company will provide all authorizations necessary to Administrator in order for Administrator to perform the Administrative Services

iii)
Administrator agrees to obtain and maintain any and all licenses and authorities, including, but not limited to, an independent claims adjuster’s license as applicable, required to perform its obligations under this Administration Exhibit.

b)
Standards. Administrator acknowledges that the provision of the Administrative Services in an accurate and timely manner is of paramount importance to Reinsurer and Ceding Company. Administrator agrees to provide the Administrative Services: (i) consistent with, at a minimum, the standards pursuant to which SHIP administered the Insurance Policies prior to the Closing Date, except to the extent Administrator and Ceding Company may otherwise agree, and, at a minimum, in accordance with the standards and requirements of this Administration Exhibit; (ii) with the skill, diligence and expertise commonly expected from experienced and qualified personnel performing such duties and in conformance with industry standards, the terms and conditions of the Insurance Policies, the terms and conditions of the Reinsurance Agreement and Applicable Law; (iii) in the ordinary course of business and not make or institute any unusual method of doing business, accounting or operation or enter into any transaction any of which has an adverse effect on the Insurance Policies or the services provided herein, except with the prior written approval of Reinsurer and Ceding Company; and (iv) in a manner that will not threaten or harm the reputation or goodwill associated with Reinsurer and Ceding Company or the names or marks of Reinsurer and Ceding Company or any of its Affiliates.

c)	Notification of Policyholders. Administrator agrees to send to holders of the Insurance Policies not currently administered by SHIP, one or more written notices prepared by

Ceding Company and reasonably acceptable to Administrator to reflect the changes resulting from Administrator having been appointed by Ceding Company to provide Administrative Services hereunder. Administrator shall send such notices promptly after receipt thereof by first class U.S. mail, but in no event more than fifteen (15) Business Days after Ceding Company, or its delegees or subcontractors other than SHIP, cease to provide a category of the Administrative Services.

3)	Rate Filings.

a)
Reinsurer may direct Administrator to make filings with applicable insurance regulatory authorities, such filings to be in the name of Ceding Company and indicate the respective roles of Administrator and Reinsurer, to request increases or decreases in the premium rates that may be charged for the Insurance Policies from time to time, and Ceding Company will fully cooperate in the making of such filings, provided the following:

i)	Such rate increase requests may only be on a class basis and in accordance with the provisions of the Insurance Policies and Applicable Law;

ii)	Such rate increase requests must be actuarially justified and comply with the Florida Order;

iii)
Such rate increase requests may be filed no more frequently than three (3) times every six (6) calendar years per state, or as otherwise agreed to in writing by Ceding Company. For the avoidance of doubt, such filings shall not include “re-filings” pursuant to negotiations or discussions with the applicable insurance regulatory authority;

iv)
A complete copy of any filing shall be delivered to Ceding Company at least sixty (60) calendar days in advance of the date that Reinsurer desires to direct Administrator to make such filing and Ceding Company shall have the opportunity to comment on such filing, including the actuarial rate calculations, assumptions and supporting documentation;

v)
Administrator promptly provides to Ceding Company notice of any insurance regulatory authority objection or other action with respect to such filing and copies of all correspondence between Administrator and/or Reinsurer and the applicable insurance regulatory authority;

vi)
If a rate increase filing is disapproved (or otherwise not approved) by the applicable insurance regulatory authority, Administrator shall not appeal such decision (or non-decision as the case may be) without the prior written consent of Reinsurer and Ceding Company, such consent not to be unreasonably delayed or withheld. For the avoidance of doubt, such “appeals” shall include a formal appeal process (whether with the same insurance regulatory authority, another regulatory agency or court of competent jurisdiction) but shall not include “re-filings” pursuant to negotiations or discussions with the applicable insurance regulatory authority;

vii)
Reinsurer will pay all out-of-pocket costs associated with such filing, including, but not limited to, reimbursing Ceding Company for any travel and outside actuarial costs incurred by Ceding Company in connection therewith; and

viii)
Ceding Company shall have the right to review, comment upon and suggest changes to all customer communications relating to any proposed rate increase including, but not limited to, letters to policyholders and agents, and scripts for agents and customer service representatives; Administrator and Ceding Company will mutually agree to the final form of any such communications.

b)
In the process of implementing any premium rate increase, Administrator will give the policyholders the option to accept reduced benefits in lieu of the premium rate increase, if such reduced benefit option is available to the policyholder.

c)
Mediation. In the event of a dispute or disagreement between the Parties relating to a proposed premium rate increase filing, Reinsurer and Ceding Company shall attempt in good faith to resolve the dispute or disagreement by negotiation. If the dispute or disagreement is not resolved to the satisfaction of both Reinsurer and Ceding Company within a reasonable time, either may initiate mediation.

Mediation shall be conducted by a panel of three (3) mediators who must be current certified life or health actuaries experienced in the long term care insurance business and may not be affiliated with Administrator, Reinsurer or Ceding Company or their respective Affiliates. Mediation under this Administration Exhibit shall be held in the City of New York, New York, unless a different location is mutually agreed upon by Administrator and Ceding Company.
Within thirty (30) calendar days of written demand of either Reinsurer or Ceding Company to mediate any dispute, Ceding Company and Reinsurer shall each appoint a mediator and notify the other of the name and address of their mediator. The two (2) mediators so appointed shall thereupon select a third (3rd) mediator. If either Reinsurer or Ceding Company shall fail to appoint a mediator as herein provided, the other Party shall appoint a second (2nd) mediator. If the two (2) mediators so named fail to select a third (3rd) mediator within thirty (30) calendar days of their appointment, then in Reinsurer and Ceding Company shall mutually agree on the appointment of the third (3rd) mediator.
Reinsurer and Ceding Company each agree to participate in the mediation proceedings in good faith and with the intention of resolving the dispute if at all possible within thirty (30) calendar days of the notice from the party seeking to initiate the mediation procedures. If not resolved within thirty (30) calendar days, Reinsurer and Ceding Company are free to pursue arbitration pursuant to Section 10.1 of the Reinsurance Agreement. Reinsurer and Ceding Company will share equally in all common costs of the mediation process. The mediation proceeding will be treated as a compromise settlement negotiation and, except for purposes of any related arbitration, the entire process is confidential.

4)	Claims Administration. The claims administration obligations of Administrator shall include the review of all claims and potential claims, and creation and maintenance of files with respect to, and administration to final disposition and payment of, each claim arising out of or related to the Insurance Policies or the Insurance Liabilities, made to or received by Ceding Company or Administrator, and all such other acts and things reasonably necessary in the administration and settlement of a claim with respect to an Insurance Policy or an Insurance Liability. In connection with the foregoing, the claims administration obligations of Administrator shall also include, but not be limited to, the following:

a)	The provision of standard forms and documents necessary for submission and processing of claims;

b)
Acknowledgement, within the lesser of (i) the period required by Applicable Law or (ii) forty-eight (48) hours, to the appropriate party of the receipt of notices received from claimants or obligees in connection with any claim;

c)
Prompt investigation of any claim, as necessary, to determine its validity and compensability, including verification of coverage and status, and utilization of any relevant documents or other information made available to Administrator;

d)
Claim decisions shall be communicated to claimant, obligee or other appropriate person within the lesser of (i) the time permitted by Applicable Law or (ii) fifteen (15) Business Days of all requirements being received by Administrator;

e)
Administrator shall consult with Ceding Company prior to denying any claim. If Ceding Company determines in its sole discretion that the claim should be approved and paid, Administrator shall pay the claim and Ceding Company and Reinsurer shall share the financial responsibility of such claim seventy-five percent (75%) Ceding Company and twenty-five percent (25%) Reinsurer. Following payment thereof, either Ceding Company or Reinsurer may submit the claim to arbitration pursuant to Section 10.1 of the Reinsurance Agreement to seek reimbursement from the other Party for its share of the claim. Notwithstanding anything in Section 10.1 of the Reinsurance Agreement to the contrary, the prevailing Party in any arbitration instituted pursuant to this provision shall be entitled to recover, unless the court of arbitration determines otherwise, one hundred percent (100%) of its costs incurred in connection therewith, including but not limited to the prevailing Party’s attorneys’ fees and any portion of the arbitrator’s fees borne by the prevailing Party;

f)	Administration of coordination of benefits provisions of the Insurance Policies, if applicable;

g)	Performance of all administrative and clerical work in connection with any claim, including computation and verification of the amount of benefits;

h)	When a claimant has furnished an appropriate authorization required by law, furnishing to the appropriate party copies of benefit statements prepared for claimants;

i)
Reasonably responding to any inquiry, complaint or request, received from any claimant, agent, broker, insurance regulatory authority or other interested party pertaining to or regarding any such claim, and proper recording of such complaints in separate complaint logs to be maintained by Administrator. Administrator shall provide to Ceding Company, within two (2) Business Days of Administrator’s receipt thereof, notice and copies (if such complaints are received in writing) of all complaints or inquiries sent by attorneys on behalf of policyholders and insurance regulatory authorities (whether or not such are on behalf of policyholders). Administrator shall provide to Ceding Company, on a monthly basis, notice and copies (if complaints are received in writing) of all other customer and policyholder complaints received by Administrator since the preparation of the previous such report. Ceding Company shall be consulted with prior to the resolution of any such inquiry, complaint or request which reasonably could result in litigation or a fine or sanction imposed by an insurance regulatory authority. Ceding Company shall have the right to inspect Administrator’s complaint log during regular business hours upon three (3) calendar days’ prior notice;

j)	Provision of standard telephone arrangements, including access to toll-free telephone lines, in order to provide the Administrative Services;

k)
Within the lesser of (i) thirty (30) calendar days of receipt of submitted bills or (ii) the period provided for by Applicable Law, the payment of benefits, unless otherwise declined in accordance with the terms of the applicable Insurance Policy and Applicable Law;

l)
To the extent required by Applicable Law, the preparation of individual income tax reports indicating the benefits paid and any amounts withheld, and delivery of such reports to the appropriate parties;

m)
Compliance with all applicable regulatory and industry standards regarding claims handling and claims file maintenance, record retention and reconciliation requirements. Compliance with all state-mandated reporting of information;

n)
Engagement and direction, as necessary, of attorneys, consultants and other professionals in connection with the processing and handling of any claim; provided, however, that Ceding Company retains the right to object to the engagement of an attorney hereunder where a conflict of interest exists; and

o)	Generally, all such other acts and things necessary in the administration and settlement of all claims, and all other acts and services consistent with that of reputable insurance companies.

5)	Policy Administration.

a)	The policy administration obligations of Administrator shall include, but not be limited to, the following:

i)	Administer the Insurance Policies on behalf of Ceding Company;

ii)	Administration of premiums (including, but not limited to, billing, payment, reimbursement and collection) and general policyholder and distributor services

(including, but not limited to, changes to existing policies and answering correspondence and telephone inquiries);

iii)	Establishment of applicable reserves and appropriate reporting to Ceding Company of such reserves, and all other required actuarial services;

iv)
Provision of data, in a format to be mutually agreed upon by the Parties, enabling Ceding Company to remain compliant with its distributor compensation arrangements and requirements as set forth in any compensation agreement;

v)	Maintain and distribute correspondence relating to all policyholder contractual or regulatory events;

vi)	At the request of Ceding Company, manage relationships between Ceding Company and its third party vendors and others that provide services with respect to the Insurance Policies; and

vii)
Take any and all other actions reasonably necessary for the administration, collection and settlement of all matters relating to or arising out of the Insurance Policies and the Insurance Liabilities, and all acts and services consistent with reputable insurance companies.

b)	Ceding Company shall retain the responsibility for compliance with distributor compensation arrangements and the requirements as set forth in any such compensation agreement.

c)
To the extent that Ceding Company pays costs or expenses for which Administrator is liable, Administrator shall reimburse Ceding Company within twenty (20) Business Days of Ceding Company’s request for such reimbursement. Upon request, Ceding Company shall provide any necessary supporting documentation.

d)
To the extent that Ceding Company undergoes a name change (or similar event) prompting additional notice to be sent to its policyholders, the Parties agree that Ceding Company shall reimburse Reinsurer (or Administrator at Reinsurer’s request) for the reasonable costs and expenses related to such name change, not to exceed Five Dollars ($5.00) per policy.

e)
Administrator agrees to provide a prompt initial response on behalf of Ceding Company to inquiries received from insurance regulatory authorities or other Governmental Entities. Administrator shall conduct whatever investigation is reasonably required under the circumstances in order to respond to such inquiries.

f)
Administrator and Ceding Company each agree to notify the other and Reinsurer promptly upon the receipt of any written or oral communication from an insurance regulatory authority or any other Governmental Entity of such insurance regulatory authority’s or Governmental Entity’s intention to proceed with any administrative action against Administrator or Ceding Company that relates in any way to the performance of the Administrative Services or otherwise relates to the Insurance Policies.

g)
Administrator, Reinsurer and Ceding Company agree to cooperate fully with each other and the insurance regulatory authorities in maintaining the Insurance Policies in compliance with existing and future laws and regulations.

6)	Reports; Books and Records.

a)
Administrator shall collect, administer and provide to Ceding Company all information and data reasonably necessary for Ceding Company to continue to maintain financial and statistical data with respect to the Insurance Policies and Insurance Liabilities. All information and data provided by Administrator to Ceding Company pursuant to this Administration Exhibit will be provided as reasonably requested by Ceding Company.

b)
In addition to the foregoing paragraph, Administrator will provide a report of all premiums collected and claims paid for the previous calendar year to Ceding Company by February 15th of each year. Administrator and Ceding Company will mutually agree to the format of this report.

c)
During the term of the Reinsurance Agreement, Administrator shall retain all books and records relating to the Insurance Policies to the extent such books and records are required by Applicable Law to be retained by either Administrator or Ceding Company, but in any case, for at least ten (10) years after termination of the specific Insurance Policy relating to such books and records.

7)	Legal Actions.

a)	Regulatory Proceedings.

i)
Within two (2) Business Days of Ceding Company or Administrator receiving notice of, or otherwise becoming aware of, any regulatory inquiry, complaint, investigation or proceeding relating to the Insurance Policies or the Insurance Liabilities, Ceding Company or Administrator, as applicable, shall notify the other and Reinsurer of such regulatory inquiry, complaint, investigation or proceeding. Administrator, Reinsurer and Ceding Company shall cooperate with each other to respond to and resolve all regulatory matters and regulatory investigations and proceeding relating to the Insurance Policies; provided, however, that Ceding Company shall have sole control over the defense, settlement, adjustment or compromise, and shall have the sole authority to consent to any resolution with respect to any third party non-monetary claim or regulatory investigation or proceeding that seeks an order, injunction or other equitable relief against Ceding Company or any of its Affiliates which, if successful, could interfere with the business, assets, liabilities, obligations, financial condition or results of operations of Ceding Company or any of its Affiliates; provided, however, that Ceding Company shall indemnify Reinsurer and/or Administrator for any increase in costs and expenses to Reinsurer and/or Administrator to the extent that such regulatory inquiry, complaint, investigation or proceeding was unrelated to the reinsurance or administration of the Insurance Policies or the Insurance Liabilities.

ii)
Ceding Company and Administrator agree to cooperate fully with each other and the insurance regulatory authorities in maintaining the Insurance Policies in compliance in all material respects with existing and future Applicable Laws. If Administrator determines that any of the Insurance Policies are materially not in compliance with such Applicable Laws, Administrator shall notify Ceding Company and, with the cooperation of Ceding Company, take whatever action is necessary to bring such Insurance Policies into compliance with Applicable Law. Administrator shall prepare any necessary changes relating to such Insurance Policies or amendments to such Insurance Policies and shall prepare any necessary filings for the purpose of obtaining insurance regulatory authority approval therefor.

b)	Litigation.

i)	Administrator shall notify Ceding Company promptly of any litigation that has been instituted or threatened under any Insurance Policy in which Ceding Company is named as a party.

ii)
Administrator shall defend, in the name of Ceding Company when necessary, any action brought on any Insurance Policy or relating to any Insurance Liability. Ceding Company shall have the right, at its own expense, to engage its own separate legal representation and to fully participate in the defense of any litigation with respect to the Insurance Policies in which Ceding Company is named as a party without waiving any rights to indemnification it may have under Section 8.2 of the Reinsurance Agreement. The Parties agree to cooperate in resolving any and all litigation, regulatory investigation or proceeding.

8)	Data Processing Obligations. The data processing obligations of Administrator include, but are not limited to, the following:

a)
Provide data processing in support of all Administrative Services at a performance level not less than a reasonable performance level for such services in the industry and in any event not less than the performance level standards in effect by Ceding Company immediately prior to the Closing Date; and

b)
Maintain appropriate business continuity and disaster recovery plans to continue business operations and recover from a disaster involving facilities and/or systems. Plans will allow for recovery of critical business functions within twenty-four (24) hours and recovery for all material functions within five (5) Business Days.

9)	HIPAA Privacy Regulation Compliance.

a)	Additional Definitions.

i)	“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

ii)	“Covered Entity” has the meaning ascribed to it under HIPAA.

iii)	“Designated Record Set” has the meaning ascribed to it under HIPAA.

iv)	“Health Care Operation” has the meaning ascribed to it under HIPAA.

v)	“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations promulgated thereunder.

vi)	“Individually Identifiable Health Information” has the meaning ascribed to it under HIPAA.

vii)	“Privacy Regulation” means the privacy regulations promulgated pursuant to HIPAA.

viii)
“Protected Health Information” or “PHI” has the meaning ascribed to it under HIPAA. Notwithstanding the foregoing, for purposes of this Administration Exhibit, PHI shall include all nonpublic personal financial information as defined under the Gramm-Leach-Bliley Act.

b)	For the purposes of this Reinsurance Agreement, Administrator is deemed to be a Business Associate and Ceding Company is deemed to be a Covered Entity.

c)
In order to provide the Administrative Services, Administrator may receive from, or create or receive on behalf of, Ceding Company, Individually Identifiable Health Information that constitutes PHI. Except as otherwise specified herein, Administrator may make any and all uses and disclosures of PHI received from, or created or received on behalf of, Ceding Company necessary to perform its obligations under this Administration Exhibit. If Administrator receives a request from a policyholder or a policyholder’s personal representative to exercise the policyholder’s rights under the Privacy Regulation to access, amend or receive an accounting of disclosures of PHI about the policyholder, Administrator shall respond accordingly, provided that Ceding Company shall cooperate with Administrator in responding to such request as set forth in this Section. With regard to its use or disclosure of PHI, Administrator will:

i)	Use or disclose PHI only as permitted or required by this Administration Exhibit or as required by Applicable Law;

ii)	Use appropriate safeguards to prevent the use or disclosure of PHI other than as permitted by this Administration Exhibit;

iii)	Promptly report to Ceding Company any use or disclosure of PHI of which Administrator becomes aware that is not permitted or required by this Administration Exhibit;

iv)
Require all of its subcontractors and agents that create, receive, use, disclose or have access to PHI to agree, in writing, to the same restrictions and conditions on the use or disclosure of PHI that apply to Administrator;

v)
Make available its internal practices, books and records relating to the use and disclosure of PHI to the Secretary of the Department of Health and Human Services for purposes of determining Ceding Company’s compliance with the Privacy Regulation;

vi)
Within fifteen (15) Business Days of receiving a written request from Ceding Company, make available to Ceding Company the PHI necessary for Ceding Company to make an accounting of disclosures of PHI about an individual;

vii)
Within ten (10) Business Days of receiving a written request from Ceding Company, make available to Ceding Company the PHI necessary for Ceding Company to respond to individuals’ requests for access to PHI about them in the event that the PHI in the possession of Administrator constitutes a Designated Record Set;

viii)
Within fifteen (15) Business Days of receiving a written request from Ceding Company, incorporate any amendments or corrections to the PHI in accordance with the Privacy Regulation, in the event that the PHI in the possession of Administrator constitutes a Designated Record Set; and

ix)
Return or destroy all PHI received from, or created or received on behalf of, Ceding Company, and retain no copies of PHI in any form whatsoever upon the termination or expiration of the Reinsurance Agreement, except if such return or destruction is infeasible, in which case, Administrator shall extend all protections of this Section to Administrator’s use and disclosure of any retained PHI and shall limit any further uses or disclosures to the purposes that make the return or destruction of the PHI infeasible.

d)	Unless otherwise limited herein, in addition to any other uses or disclosures permitted or authorized by this Administration Exhibit or required by Applicable Law, Administrator may:

i)	Use the PHI in its possession for its proper management and administration and to fulfill any responsibilities to Ceding Company under this Administration Exhibit; and

ii)
Disclose the PHI in its possession to a third party for the purpose of Administrator’s proper management and administration or to fulfill any legal responsibilities provided that the disclosures are required by Applicable Law, or to the extent Administrator has received from the third party written assurances that (i) the PHI will be held confidentially and used or further disclosed only as required by Applicable Law or for the purpose for which it was disclosed to the third party and (ii) the third party will notify Administrator of any instances of which it becomes aware in which the confidentiality of the information has been breached.

e)
Administrator represents and warrants to Ceding Company that all of its employees, agents, representatives and members of its workforce whose services may be used to fulfill obligations under this Administration Exhibit are or shall be appropriately informed of the terms of this Administration Exhibit and are under legal obligation to

Administrator, by contract or otherwise, sufficient to enable Administrator to fully comply with all applicable provisions of this Administration Exhibit.

f)
In addition to any other termination provisions of the Reinsurance Agreement, if Administrator fails to comply with the Privacy Regulations, and such noncompliance continues uncured for a period of thirty (30) calendar days after written notice thereof has been given to Administrator by Ceding Company, Ceding Company may terminate the Reinsurance Agreement by giving written notice to Administrator. If cure is not possible, Ceding Company, in its sole discretion, may terminate the Reinsurance Agreement immediately.

g)
The terms of this Section 9 of the Administration Exhibit shall be construed in light of any applicable interpretation or guidance on HIPAA or the Privacy Regulation issued by HHS or the Office of Civil Rights from time to time.

h)
Unless otherwise specified in this Administration Exhibit, all capitalized terms used in this Section 9, not otherwise defined herein, have the meanings given them in Title 45 parts 160 through 164 of the United States Code of Federal Regulations, as amended from time to time.

EXHIBIT C
INVESTMENT GUIDELINES FOR TRUST AGREEMENTS

A.	GUIDELINES FOR CREDIT FOR REINSURANCE TRUST

Only the following “Qualifying Trust Assets” shall be permitted to be deposited into the Reinsurance Trust Account: cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments permitted by the Indiana Insurance Code, provided that such investments (i) are issued by an institution that is not the parent, subsidiary or affiliate of either of the Parties and (ii) are otherwise acceptable to the Indiana Department of Insurance.

B.	ADDITIONAL GUIDELINES FOR REINSURANCE TRUST ACCOUNT AND SUPPLEMENTAL TRUST ACCOUNT

All assets deposited into the Reinsurance Trust Account shall be invested in the Eligible Assets set forth above and shall be further restricted by the following asset class investment guidelines. All assets deposited into the Supplemental Trust Account shall be invested according to the following asset class investment guidelines.

Section I General Requirements.

(1)
Fixed income investments in a single issuer shall not be larger than the following percentage of the total combined assets of the Reinsurance Trust Account and the Supplemental Trust Account (the “Trust Assets”) at time of purchases.

U.S. government, agency, or U.S. government guaranteed issues shall not be included in this restriction.

To the extent that an up-to-date quarterly third-party valuation has been performed on a non-rated fixed income investment, it shall have a maximum concentration of 5% of Trust Assets.

(2)
All fixed income investments when made must be interest-bearing, interest-accruing or otherwise income-producing and not in default. Real estate investments shall have an exclusion from the need to be interest-bearing, interest accruing or otherwise income-producing, but also must not be in default.

(3)
In addition to the general limitations set forth in paragraphs (1) through (2) of this Section I, the Investments shall be subject to the diversification and other limitations set forth in Section II below.

Section II Permissible Investments.

Investments shall be made only in the following:

(1)	Cash Equivalents

Investments may be made in any of the following investments, the term of which does not exceed 91 days or such other term as is set forth for that category of investments, subject to the terms, conditions, and limitations set forth below:

(a)	U.S. Government Securities U.S. Government securities and securities of an agency or instrumentality of the U.S. Government;

(b)
Certificates of Deposit Certificates of deposit, time deposits, bankers’ acceptances, and other short-term debt obligations issued by commercial banks and certificates of deposit, time deposits, and other short-term obligations issued by savings and loan associations (“S&Ls”), except that investments will not be made in obligations issued by a commercial bank or S&L unless:

1.
The bank or S&L has total assets of at least $1 billion, or the equivalent in other currencies, and the institution has outstanding securities rated BBB or better by Moody’s or Standard and Poor’s or if the institution has no outstanding securities rated by Moody’s or Standard & Poor’s, it has, in the sole determination of 40|86 Advisors, Inc. (“40|86”), similar credit worthiness to institutions having outstanding securities so rated; and

2.	In the case of a U.S. bank or S&L, its deposits are federally insured.

(c)
Commercial Paper Investments may be made in A1 (S&P)/P1 (Moody’s) and A2 (S&P)/P2 (Moody’s) rated commercial paper. However, investments in lower rated and non-rated commercial paper are permissible if: (i) the paper will mature in 30 days or less; (ii) independent credit analysis supports the purchase; (iii) a substantially greater return is available; and (iv) the aggregate investment in lower rated and non-rated commercial paper does not exceed 5% of Trust Assets;

(d)
Repurchase Agreements Repurchase agreements relating only to the U.S. Government securities under which the other party thereto agrees to repurchase such securities at the cost of such securities plus accrued interest within a specified time; provided, however, (i) that the value of the collateral underlying such repurchase agreements shall at all times be at least equal to 102% of the repurchase price of the securities subject to the agreement and accrued interest earned under such agreement; (ii) that such repurchase agreements shall have a term of not more than 360 days; (iii) that the other party to such repurchase agreement shall be a corporation incorporated under the laws of the United States of America or any state of the United States of America and shall have a tangible net worth of not less than $10 million; and (iv) that such repurchase agreements shall entitle delivery of the collateral underlying such agreements at the time of entry into such agreements;

(e)
Tax-Exempt Notes Tax-exempt Notes; provided, however, that at the time of each investment such Tax-exempt Notes shall be rated by either Moody’s or S&P as follows: (i) Moody’s: MIG 1 or MIG 2 for notes; P-1 for commercial paper; or (ii) S&P: SP-1 or SP-2 for short-term municipal notes; A-1 or A-2 for commercial paper. For purposes of this provision, Tax-exempt Notes shall include such securities as Tax Anticipation Notes, Revenue Anticipation Notes, Bond Anticipation Notes, Construction Loan Notes, and Tax-exempt commercial paper. These investments will be made when justified without regard to their tax-exempt status;

(f)
Reverse Repurchase Agreements Reverse repurchase agreements (i) under which the trust sells a security and simultaneously obtains a commitment by the purchaser to sell the security back at an agreed upon price on an agreed upon date; (ii) undertaken to assist in the management of the trust portfolio and to obtain additional liquidity; (iii) with respect to which the value of the underlying securities will be at least equal at all times to the repurchase price of the securities subject to the agreement plus any accrued interest earned under such agreement; (iv) that have a term of not more than 91 days; (v) in which the other party is a corporation incorporated under the laws of the United States of America or any state of the United States of America and has a net worth of not less than $10,000,000; and (vi) under which the trust will receive payment for such securities upon physical delivery or evidence of book entry transfer by its custodian;

(g)
Mortgage Dollar Roll Transactions Mortgage dollar rolls, where the trust delivers a mortgage security for a specific settlement date and simultaneously contracts to receive a like amount of the security for future delivery; and reverse mortgage dollar rolls, where the trust receives a mortgage security for a specified settlement date and simultaneously contracts to deliver a like amount of the security for future delivery, in accordance with PSA, NAIC and AICPA standards; provided, however, that each such mortgage dollar roll or reverse mortgage dollar roll shall have an original term of not more than 30 days; provided, further, however, that such term may be extended for additional 30 day terms, so long as each extension meets the same requirements as those specified for a new mortgage dollar roll transaction;

(h)
Securities Lending Securities loans (i) made to unaffiliated broker-dealers pursuant to agreements requiring that such loans be continuously secured by cash collateral or appropriate, previously approved categories of fixed income securities at all times greater than the value of the securities subject to the loan; (ii) with respect to which the borrower pays to the trust an amount equal to any interest or dividends received on securities subject to the loan; (iii) with respect to which the trust retains a portion of the income received on investment of the cash collateral or receives a fee from the borrower; (iv) with respect to which the trust will retain the right to call the loans at any time; and (v) that have a term of not more 365 days; and

(i)
Other Securities Any other investment with a remaining term of not more than 91 days and which is permitted in Section II of these guidelines; provided, however, that all investments described in subparagraph (a) through (i) of this paragraph (1) (collectively referred to herein as “Cash Equivalents”) must be U.S. dollar denominated.

(2)	Obligations of the United States Government

Investments may be made in (a) direct obligations of the United States of America for the payment of money, or obligations for the payment of money to the extent guaranteed or insured as to the payment of principal and interest by the United States of America; and (b) direct obligations for the payment of money to the extent guaranteed or insured as to the payment of principal and interest by an agency or instrumentality of the United States of America.

(3)	Obligations of Business Entities

Investments may be made in obligations, including bonds, notes and other evidences of indebtedness of a solvent business entity, including a sole proprietorship, a corporation, an association, a general or limited partnership, a joint-stock company, a limited liability company, a joint venture, a trust or any other form of business organization that is organized, on the following conditions:

(a)	The business entity shall be organized under the laws of the United States of America or any state of the United States of America; and

(b)
Not more than 15% of Trust Assets may be under this provision in uncollateralized bonds or notes whose highest rating is rated below BBB- by S&P, Baa3 by Moody’s, BBB- by Duff & Phelps, or NAIC 2 by the NAIC.

(c)
Notwithstanding Section 3(b), any obligation of a business entity as defined above shall be treated as a fully admissible asset so long as an up to date quarterly Third-Party Valuation of the asset has been performed.

(4)	Municipal Obligations

Investments may be made in debt obligations issued by states, territories and possessions of the United States and The District of Columbia and their political subdivisions, agencies and instrumentalities, or multi-state agencies or authorities, the interest from which is exempt from federal income tax on the following conditions:

(a)	The obligations may be either so called “general obligations” bonds or “revenue” issues as those terms are commonly understood;

(b)
All such obligations shall, at the time of purchase, be rated by either Moody’s or S&P as follows: (i) Moody’s Baa or higher for bonds; MIG 1 or MIG 2 for notes; or (ii) S&P: BBB- or higher for bonds; SP-1 or SP-2 for short-term municipal notes; and

(c)	Investments under this provision shall not be made in excess of (i) for municipal obligations, 50% of Trust Assets, or (ii) for revenue issues, 20% of Trust Assets.

(d)	These investments will be made when justified without regard to their tax-exempt status because the Companies may not obtain the traditional tax benefit of these investments.

(5)	Preferred or Guaranteed Stocks

Investments may be made in preferred or guaranteed stocks issued or guaranteed by a solvent business entity organized under the laws of the United States of America or any state of the United States of America, on the following conditions:

(a)	Cost of an investment in the stock of any one corporation shall not exceed 3% of Trust Assets;

(b)	Investments shall not be made under this provision in any stock if prescribed current or cumulative dividends are in arrears; and

(c)	Investments under this provision shall not be more than 15% of Trust Assets.

(6)	Common Stock

Investments may be made in common stock (or other equity security with the investment characteristics of common stock) issued by any solvent business entity organized under the laws of the United States, on the following conditions:

(a)	Investments under this provision may not be more than 15% of Trust Assets; and

(b)	Cost of an investment in the common stock of any one business entity shall not exceed 2% of Trust Assets.

(7)	Foreign Investments

Investments may be made with each such investment or deposit being substantially of the same kind, class and quality of like United States Investments and deposits authorized by any of the preceding paragraphs, on the following conditions:

(a)
Investments may be made in the preferred or common stock of any business entity created or existing under Canadian or provincial law or in the stock of business entities organized in alien jurisdictions, provided, however, that the stock of alien business entities is listed and traded on a national securities exchange in the U.S.;

(b)	All Canadian and foreign investments shall comply with the investment limitations, restrictions and requirements of the Investment Guidelines applicable to like U.S. investments;

(c)
Investments made pursuant to this paragraph that are not denominated in U.S. dollars shall not be made for more than the sum of (i) Ceding Company’s liabilities as respect this Reinsurance Agreement denominated in that currency and (ii) 10% of Trust Assets, provided that such investments under this clause (c)(ii) are appropriately hedged against the foreign currency risk. Investments under this paragraph (7) may be made only to the extent permitted by the applicable Insurance Code and regulations.

(d)	Investments qualified pursuant to this paragraph shall be aggregated with United States Investments of the same class in determining compliance with percentage limitations, if any, contained in other provisions of these guidelines which are applicable. In addition, Investments shall not be made or deposited in any one issuer under this paragraph in an amount more than authorized for Investments of the same class under other provisions of these guidelines.

(e)
To the extent that Ceding Company’s liabilities as respect this Reinsurance Agreement are denominated in a foreign currency, such foreign currency risk shall be appropriately hedged by investments denominated in such currency or otherwise. The appropriateness of the hedges in subparagraphs (c) and (e) of this provision shall be initially determined by the Asset Manager, subject to review by the Investment Committee or the Board of Directors.

(8)	Financial Futures Contracts and Options

Subject to the adoption by Ceding Company’s Board of Directors or Investment Committee of a separate written policy specifying the types of risk-limiting practices approved for Ceding Company, Investments may be made in financial futures contracts or in put and call options. Investments in such contracts or options shall be made under terms and conditions required by a federal regulatory agency but only to the extent that such financial futures contracts and options are entered into or acquired as part of a hedging transaction. For purpose of this provision, a “hedging transaction” shall mean the opening or closing (as such transaction may be adjusted from time to time) of one or more financial futures contracts or options which can reasonably be expected to minimize or reduce the price, interest rate, or foreign currency risk relating to those assets or liabilities which are subject to the hedging transaction.

(9)	Swaps and Options

Subject to the adoption by Ceding Company’s Board of Directors or Investment Committee of a separate written policy specify the type of risk-limiting practices approved for Ceding Company, Investments may be made in interest rate swaps and options thereon and in other transactions as set forth in the written policy, by entering into an International Swap Dealers Association Master Agreement with a suitable counterparty. Investments in such swaps or options shall be made in accordance with federal law and only to the extent that such swaps agreements and options are entered into or acquired as a part of a hedging transaction.

(10)	Mortgage Backed Securities and Collateralized Mortgage Obligations

No investments may be made in non-agency mortgage backed securities and collateralized mortgage obligations (“CMOs”) in excess of 15% of the Trust Assets.

(11)	Mortgage Loans

Investments may be made in real estate mortgage loans, provided that such investments in the aggregate shall not exceed 10% of Trust Assets and meet the applicable quality and maturity standards set forth in Section I and II.

(12)	Commodities

Investments may be made in commodities and commodity-backed liquid securities as listed on a U.S. based exchange, provided that such investments in the aggregate shall not exceed 5% of Trust Assets and meet the applicable quality and maturity standards set forth in Section I and II.

(12)	Limited Partnerships

Investments may be made in limited partnerships whose assets consist of assets of the type permitted hereunder (as limited partners), provided that any such limited partnership investment shall be treated, for purposes of these investment guidelines, as if the trust investing in such limited partnerships owned that portion of the securities owned by such partnership which is equivalent to its pro rata share in such partnership.

(13)	Basket

Investments may be made in other investments which are not specifically addressed in these investment guidelines or which are in excess of any applicable limit on any permissible investments as long as such other investments do not exceed five percent (5%) of Trust Assets.

C.	GLOBAL GUIDELINES

All assets deposited into the trusts required by this Reinsurance Agreement shall be invested in eligible assets subject to the following global asset class investment guidelines. For the purposes of applying the global limits set forth below, the assets shall be aggregated across the two trusts required by this Reinsurance Agreement. If the global guidelines set forth below are more restrictive than those set forth in Section A or B of this Exhibit C, then the provisions of this Section C will govern. Conversely, if the regulations set forth in Section A of this Exhibit C preclude certain assets classes below, then they may only be present in the Supplemental Trust Account.

Asset Class	Single Position Limit (as a percentage of total assets in both trusts)	Hard Limit (as a percentage of total assets in both trusts)
High Yield	1.5%	10.0%
MBS-non-agency	1.0%	15.0%
Commodities (through ETF and Equities)	0.5%	5.0%
Equities	1.5%	15.0%
IG Corporate Obligations	3.0%	75.0%
Commercial Real Estate	2.0%	15.0%
CLOs (A, BBB)	1.0%	7.5%
ABS / Secured Obligations of US Corporations	See below	37.5%
US Government Obligations	N/A	N/A
US Municipal Obligations	3.0%	25%
Derivatives (Hedging-only)	Per Treaty

1.
Within the ABS/Secured Obligations of US Corporations asset class, there are further diversification requirements with sub-asset classes/sector hard limits as follow:  Physical Commodity Backed Obligations (20%), IG Receivables Backed Obligations (35%), BIG Receivables Backed Obligations w/ higher collateral value (25%), Loans Against Equity Positions (12.5%), Consumer Lending (25%), Other (10%).  Single position limits shall not exceed 5.0% of total asset values in all sectors except Equity Lending which shall have a position limit of 1.5% of assets.

2.
The above limits set forth in Section C apply to the combined assets held in the two trusts established pursuant to this Reinsurance Agreement.  State and trust regulations and guidelines may apply to the individual trusts.  Such regulations and guidelines shall supersede anything herein to the contrary.

3.	Position limits are enforced at the time of investment and are grandfathered as reserves decline over time.

4.
Reinsurer shall give notice to Ceding Company and seek consent to enter new classes or change a restriction.  Such consent will take into account investment strategy, market dynamics, collateral considerations and regulatory reserve credit requirements and shall not be unreasonably withheld based on facts available at that time.

Ceding Company’s Affiliate, 40|86 Advisors, Inc., shall be the exclusive sub-advisor to manage sub-advised allocations to CRE loans and CLO’s, if any, for an initial twenty-four (24) month period from the time of Closing. After such initial twenty-four (24) month period has expired, the Parties will discuss in good faith extending 40|86 Advisors, Inc.’s management of the CRE loans and CLOs, such extension subject to the mutual agreement of the Parties.
No more than 5% of the Trust Assets may be invested in an affiliated or subsidiary company or the securities thereof, except where such an investment is permitted pursuant to the provisions of the Indiana Insurance Law and upon the specific authorization or ratification of the Board of Directors or the Investment Committee of the Board of Ceding Company. In no event will any investment be made in an affiliate or subsidiary or a security thereof that is not in compliance with Indiana Insurance Law.

Prohibited Investments and Transactions.

No investments shall be made in any investment if, at the time of such investment, by purchase or otherwise, such investment is not permitted under these guidelines or Indiana Insurance Law, or regulations thereunder. Never-the-less, investments permitted by Indiana Insurance Law and regulations but not permitted by these guidelines may be made if approved in writing by Ceding Company prior to completion of the transaction.

For purposes of the percentage tests in these guidelines, an investment’s eligibility shall be based on the investment’s cost at the time of acquisition and the fair market value of Trust Assets as of the most recent quarter-end.